SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

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(as permitted by Rule 14a-6(e)(2))

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☐	Soliciting Material Under Rule 14a-12

ANWORTH MORTGAGE ASSET CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2004

Dear Stockholder:

Our annual meeting of stockholders will be held at the principal offices of our company, located at 1299 Ocean Avenue, Suite 250, Santa Monica, California, at 10:00 a.m. on Thursday, May 27, 2004. The formal meeting notice and our proxy statement for the meeting are attached.

Each of the proposals to be presented at the annual meeting are described in the accompanying proxy statement. We urge you to carefully review the proxy statement which discusses each of the proposals in more detail.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope. Returning your completed proxy will ensure your representation at the annual meeting.

We look forward to seeing you on May 27.

Sincerely,

Lloyd McAdams

Chairman and Chief Executive Officer

ANWORTH MORTGAGE ASSET CORPORATION

1299 Ocean Avenue, Suite 250

Santa Monica, California 90401

(310) 255-4493

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 27, 2004

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Anworth Mortgage Asset Corporation, a Maryland corporation, will be held on Thursday, May 27, 2004 at 10:00 a.m. at our principal offices located at 1299 Ocean Avenue, Suite 250, Santa Monica, California 90401, for the following purposes:

1.	To elect six directors to serve for the ensuing year or until their successors are duly elected and qualified;

2.	To amend and restate our 1997 Stock Option and Awards Plan by replacing it with the 2004 Equity Compensation Plan;

3.	To ratify the appointment of BDO Seidman, LLP as our independent accountants and auditors for the fiscal year ending December 31, 2004; and

4.	To transact such other business as may properly come before the annual meeting or at any adjournment or postponement thereof.

Your Board recommends that you vote for each of the proposals. Stockholders of record at the close of business on April 15, 2004 are entitled to vote at the annual meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting in person. To ensure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose. Any stockholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

Sincerely,

Thad M. Brown

Secretary

Santa Monica, California

April 26, 2004

ANWORTH MORTGAGE ASSET CORPORATION

1299 Ocean Avenue, Suite 250

Santa Monica, California 90401

(310) 255-4493

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 27, 2004

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement contains information related to the annual meeting of Anworth Mortgage Asset Corporation, which will be held on Thursday, May 27, 2004, at the principal offices of our company located at 1299 Ocean Avenue, Suite 250, Santa Monica, California 90401, or at any adjournment or postponement thereof.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote upon the following matters:

•	The election of six directors to our board of directors (the “Board”);

•	The amendment and restatement of our 1997 Stock Option and Awards Plan by replacing it with the 2004 Equity Compensation Plan, which will increase the number of shares of our common stock available for grant and make certain other changes as described in the enclosed proxy statement;

•	The ratification of the appointment of BDO Seidman, LLP as our independent accountants and auditors for the fiscal year ending December 31, 2004; and

•	Such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

We sent you these proxy materials because the Board is requesting that you allow your common shares to be represented at the meeting by the proxyholders named in the enclosed proxy card. This proxy statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission and that is designed to assist you in voting your shares. On April 26, 2004, we began mailing these proxy materials to all shareholders of record at the close of business on April 15, 2004.

Who is entitled to vote at the annual meeting?

Holders of record of our common stock at the close of business on April 15, 2004 are entitled to vote at the annual meeting. As of April 15, 2004, there were 44,634,543 shares of our common stock outstanding. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the annual meeting.

Your vote is important. Stockholders can vote in person at the annual meeting or by proxy. If you vote by proxy, the individuals named on the proxy card as representatives will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the other proposals.

What votes are needed to hold the annual meeting?

The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the meeting who will determine whether or not a quorum is present. For purposes of determining whether a quorum is present, abstentions and broker non-votes are counted as present.

How does the Board recommend that I vote on the proposals?

If no instructions are indicated on your valid proxy, the proxyholders will vote in accordance with the recommendations of the Board. The Board recommends a vote:

•	“FOR” each of the nominees for director listed in this proxy statement;

•	“FOR” the amendment and restatement of our 1997 Stock Option and Awards Plan by replacing it with the 2004 Equity Compensation Plan; and

•	“FOR” the ratification of BDO Seidman, LLP as our independent accountants and auditors for the fiscal year ending December 31, 2004.

With respect to any other matter that properly comes before the meeting or any adjournment or postponement thereof, the proxyholders will vote as recommended by the Board, or if no recommendation is given, in their own discretion.

Why is the Board recommending approval of the 2004 Equity Compensation Plan?

Our Compensation Committee believes that the ability to set specific objective performance standards which must be achieved by the company is an important component of an executive compensation program that can better align the interests of shareholders with those of the executive managers of the company. The 2004 Equity Compensation Plan integrates important performance objectives which the Compensation Committee can employ in determining whether or not incentive awards like stock options, restricted stock or phantom shares will vest to benefit of the employee.

Our Board is recommending approval of the 2004 Equity Compensation Plan because it believes that the plan provides benefits to our stockholders that our 1997 Stock Option and Awards Plan does not provide. In particular, the 2004 Equity Compensation Plan contains provisions that the Board believes make the plan more tax efficient for our company than the provisions of our 1997 Stock Option and Awards Plan, which has no provisions whereby the granting of restricted stock and certain other types of stock-based awards can be made in a manner which is exempt from the limitations of Section 162(m) of the Internal Revenue Code. Section 162(m) precludes us from taking a tax deduction for the amount that an executive’s annual compensation exceeds $1 million unless the compensation is “performance-based” within the meaning of Section 162(m).

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should contact your broker and ask what directions your broker will need from you. Your broker will not be able to vote your shares without instructions from you.

Can I change my vote after I have mailed my signed proxy card?

There are three ways in which you can change your vote before your proxy is voted at the annual meeting. First, you can send our secretary a written notice stating that you revoke your proxy. Second, you can complete and submit a new proxy card, dated a later date than the first proxy card. Third, you can attend the annual meeting and vote in person. Your attendance at the annual meeting will not, however, by itself revoke your proxy. If you hold your shares in “street name” and have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

What vote is required to approve each proposal?

The directors receiving the most votes at a meeting at which a quorum is present will be elected. The affirmative vote of a majority of all votes cast on the matter at a meeting at which a quorum is present is necessary to amend and restate our 1997 Stock Option and Awards Plan by replacing it with the 2004 Equity Compensation Plan, to ratify the appointment of BDO Seidman, LLP as our independent accountants and auditors and to approve any other proposals to be brought before the annual meeting.

What is the effect of abstentions and broker non-votes?

Abstentions will not be counted as votes cast and will have no effect on the result of the vote. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The Board consists of six members. On the recommendation of our Nominating and Corporate Governance Committee, we are proposing to re-elect all six of the existing Board members. Consequently, at the annual meeting, a total of six directors will be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified.

Unless otherwise instructed, the proxyholders will vote the proxies received by them for the six nominees named below. If any of our nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. It is not presently expected that any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxyholders.

Information Regarding Nominees for Director

Biographical summaries and ages as of the date hereof of individuals nominated by the Board for election as directors are provided below:

Lloyd McAdams, age 58, has been our Chairman of the Board, President and Chief Executive Officer since our formation in 1997. Mr. McAdams served in those capacities at Anworth Mortgage Advisory Corporation, our management company, from its formation in 1997 until its merger with our company in June 2002. Mr. McAdams is also the Chairman of the Board, Chief Investment Officer and co-founder of Pacific Income Advisers, Inc., or PIA, an investment advisory firm organized in 1986 that manages an investment portfolio for institutional and individual clients. Mr. McAdams is also the President of Syndicated Capital, Inc., a registered broker-dealer. Mr. McAdams also serves as a director of PIA Mutual Fund. Mr. McAdams holds a Bachelor of Science in Statistics from Stanford University and a Masters in Business Administration from the University of Tennessee. Mr. McAdams is a Chartered Financial Analyst charterholder and a Certified Employee Benefit Specialist.

*Charles H. Black, age 77, has been a director of our company since its formation. Since 1985, Mr. Black has been a private investor and financial consultant. From 1985 to 1987, he served as Vice Chairman and Director of Pertron Controls Corporation. From 1982 to 1985, Mr. Black served as the Executive Vice President, Director, Chief Financial Officer and Chairman of Investment Committee for Kaiser Steel Corporation. From 1980 to 1982, Mr. Black served as Executive Vice President and Chief Financial Officer of Great Western Financial Corporation. From 1957 to 1980, Mr. Black served at Litton Industries, where he ultimately held the position of Corporate Vice President and Treasurer. Mr. Black serves as an advisory director of Windsor Capital Group, Inc. and Advance Storage Products.

*Joe E. Davis, age 69, has been a director of our company since its formation. Since 1982, Mr. Davis has been a private investor. From 1974 to 1982, Mr. Davis served as President and Chief Executive Officer of National Health Enterprises, Inc. Mr. Davis also serves as a director of Natural Alternatives, Inc. and American Funds Insurance Series.

*Charles F. Smith, age 71, has been a director of our company since April 2001. Since 1984, Mr. Smith has served as President of Charles F. Smith & Co., Inc., an investment banking firm. From 1974 to 1983, Mr. Smith was President of Emett & Chandler Companies, Inc., where he directed its growth and development from a predominantly reinsurance underwriting company to the country’s eleventh largest brokerage and insurance services business. Prior to 1974, Mr. Smith spent 15 years in management consulting, first with McKinsey &

Company and later with his own firm. Mr. Smith serves as a trustee and vice chairman of St. John’s Health Center Foundation. Mr. Smith also serves as a director of FirstFed Financial Corp., Trans Ocean Distribution, Ltd., Sola International, Inc., and Worldwide Restaurant Concepts, Inc.

Joseph E. McAdams, age 35, has been a director and Executive Vice President of our company since June 2002 and Chief Investment Officer of our company since January 2003. Mr. McAdams joined our company as a Vice President in June 1998. Mr. McAdams joined PIA in 1998 and holds the position of Vice President. Mr. McAdams serves as Fixed Income Portfolio Manager with a specialty in mortgage-backed securities and is also responsible for PIA’s fixed income trading. Prior to joining PIA, from 1993 to 1998, Mr. McAdams was employed by Donaldson, Lufkin & Jenrette Securities Corp. as a mortgage-backed security trader and analyst. Mr. McAdams holds a Master of Arts degree in Economics from the University of Chicago and a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania. Mr. McAdams is also a Chartered Financial Analyst charterholder.

*Lee A. Ault, III, age 67, has been a director of our company since August 2002. Since 1999, Mr. Ault has served as Chairman of the Board of In-Q-Tel, Inc., an information technology company. From 1968 until 1992, he was Chief Executive Officer of Telecredit, Inc., a payment services company. He also served as President of Telecredit, Inc. from 1968 until 1983 and as Chairman of the Board from 1983 until 1992. Mr. Ault also serves as a director of Equifax, Inc., Office Depot, Inc. and American Funds Insurance Series.

*	Member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Vote Required

The six directors receiving the most votes at a meeting at which a quorum is present will be elected.

The Board recommends that you vote FOR the election of each of the nominees listed above. Proxies received will be so voted unless stockholders specify otherwise in the proxy.

Corporate Governance

The Board believes we have observed sound corporate governance practices in the past. Nevertheless, during the past two years, and particularly following enactment of the Sarbanes-Oxley Act of 2002, we, like many public companies, have addressed the changing environment by reviewing our policies and procedures and, where appropriate, adopting new practices. In connection with these corporate governance initiatives, and based on a review of our current practices, current and pending laws and regulations, evolving corporate practices and standards and other factors, we have further formalized our principles of corporate governance by taking the following actions during the past two years:

•	adopted a revised written charter for our Audit Committee pursuant to the revised rules of the New York Stock Exchange;

•	upon the merger with our external manager, formed a Compensation Committee and adopted a written charter for such committee;

•	formed a Nominating and Corporate Governance Committee and adopted a written charter for such committee pursuant to the rules of the New York Stock Exchange;

•	adopted a corporate Code of Conduct which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	adopted Corporate Governance Guidelines pursuant to the rules of the New York Stock Exchange that govern, among other things, Board member qualifications, responsibilities, compensation, management succession, as well as Board self-evaluation; and

•	nominated four of six directors for election who qualify as “independent” as defined in the rules of the New York Stock Exchange.

Charters for the audit, compensation and nominating and corporate governance committees, our code of conduct and our corporate governance guidelines may be viewed on our website at www.anworth.com under the Corporate Governance section. Our audit committee charter is also attached hereto as Annex A.

Director Independence

The Board has determined that each of Charles H. Black, Joe E. Davis, Charles F. Smith and Lee Ault III, who compromise the current members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, has no material relationship with our company and is independent within our director independence standards, which are consistent with the recently adopted New York Stock Exchange director independence standards and may be viewed in the corporate governance guidelines on our website. Lloyd McAdams and Joseph E. McAdams do not meet the aforementioned independence standards because they are our Chairman, Chief Executive Officer & President and Chief Investment Officer & Executive Vice President, respectively, and are employees of our company.

Board Committees

During 2003, the Board had an Audit Committee, a Compensation Committee and, effective April 2003, a Nominating and Corporate Governance Committee. Following is a description of each of the committees and their composition.

Audit Committee. The Audit Committee is currently comprised of Messrs. Black, Davis, Smith and Ault, each of whom qualifies as “independent” under the rules of the New York Stock Exchange, with Mr. Davis serving as chairman. The Audit Committee held four meetings during 2003.

The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others, the adequacy of systems of internal controls that management and the Board have established, and our audit and financial reporting process, and to maintain free and open lines of communication among the committee, our independent auditors and management. It is not the duty of the Audit Committee to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing our financial statements, and our independent auditors are responsible for auditing those financial statements. The Audit Committee does, however, consult with management and our independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent certified public accountants and approving professional services provided by the independent public accountants.

The Board has determined that Mr. Black is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act. Mr. Black’s relevant experience includes services as the Chief Financial Officer of Kaiser Steel Corporation and of Great Western Financial Corporation.

Compensation Committee. The Compensation Committee is currently comprised of Messrs. Black, Davis, Smith and Ault, each of whom qualifies as “independent” under the rules of the New York Stock Exchange, with Mr. Black serving as chairman. The Compensation Committee held four meetings during 2003.

The Compensation Committee is primarily responsible for determining the executive compensation policy and incentive compensation for our employees and consultants. The Compensation Committee determines our compensation policies and all forms of compensation to be provided to our executive officers and directors, including, among other things, annual salaries and bonuses and stock option and other incentive compensation arrangements. In addition, the Compensation Committee reviews bonus and stock and incentive compensation arrangements for our other employees and administers our 1997 Stock Option and Awards Plan and our 2002 Incentive Compensation Plan.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is currently comprised of Messrs. Black, Davis, Smith and Ault, each of whom qualifies as “independent” under the rules of the New York Stock Exchange, with Mr. Ault serving as chairman. The Nominating and Corporate Governance Committee held one meeting during 2003.

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, reviewing candidates recommended by our stockholders, recommending to the Board the director nominees for the annual meeting of stockholders, developing and recommending to the Board a set of corporate governance principles and playing a general leadership role in our corporate governance.

Meeting Attendance

During 2003, the Board held five meetings. Each director attended more than 90% of the aggregate of the meetings of the Board and the meetings of each committee of which that director is a member.

Executive Sessions of the Board and the Presiding Director

Our independent directors meet regularly in executive session without management, as required by our corporate governance guidelines, to review the performance of management and our company and any related matters. Generally, executive sessions are held in conjunction with regularly scheduled meetings of the Board. We expect the Board to have a least four executive sessions each year. Executive sessions will be led by Joe E. Davis.

Director Attendance Policy

All of our directors are encouraged to attend our Annual Meetings of Stockholders.

Director Compensation

Unaffiliated directors receive a fee of $20,000 per year, payable quarterly, $1,000 for each meeting of the Board attended and $500 for each committee meeting attended. Directors are reimbursed reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Our unaffiliated directors do not receive automatic option grants under our 1997 Stock Option and Awards Plan but are eligible to receive option grants under such plan from time to time. In 2003, we granted each unaffiliated director an option to purchase 12,100 shares of our common stock under our 1997 Stock Option and Awards Plan at an exercise price of $13.80 per share. These options will vest 100% on May 1, 2004.

Compensation Committee Interlocks and Insider Participation

No officer or employee participated in deliberations of the Board concerning executive officer compensation. None of our executive officers has served on the Board or on the compensation committee of any other entity which had officers who served on the Board or our Compensation Committee.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

All of our officers serve at the discretion of the Board. The persons listed below are our executive officers:

Name	Age	Positions with our Company
Lloyd McAdams	58	Chairman of the Board, President and Chief Executive Officer
Joseph E. McAdams	35	Chief Investment Officer, Executive Vice President and Director
Thad M. Brown	54	Chief Financial Officer, Treasurer and Secretary
Heather U. Baines	62	Executive Vice President
Bistra Pashamova	33	Vice President and Portfolio Manager

Biographical information regarding each executive officer other than Lloyd McAdams and Joseph E. McAdams is set forth below. Lloyd McAdams’ and Joseph E. McAdams’ biographical information is set forth above under “Election of Directors.”

Thad M. Brown has been the Chief Financial Officer, Treasurer and Secretary of our company since June 2002. Mr. Brown has also been the Chief Operating Officer, Secretary and Treasurer of Pacific Income Advisers, Inc., or PIA, since April 2002. From 1999 to 2002, Mr. Brown was President and Chief Executive Officer of Wealthpoint, a financial consulting and investment advisory firm. From 1987 until 1999, Mr. Brown associated with Provident Investment Counsel, eventually becoming its Chief Operating Officer and Senior Vice President. Mr. Brown began his career with Touché Ross & Co. Mr. Brown graduated magna cum laude from Metropolitan State College, holds a master’s degree in tax law from the University of Denver, is a Certified Public Accountant, and received the Personal Financial Specialist designation from the American Institute of Certified Public Accountants and the Certified Financial Planner designation from the CFP Board.

Heather U. Baines has been an Executive Vice President of our company since its formation. Ms. Baines served as an Executive Vice President of our management company from its formation until its merger with our company. Since 1987, Ms. Baines has held the position of President and Chief Executive Officer of PIA. From 1978 to 1987, Ms. Baines was employed by Security Pacific Investment Managers, Inc., ultimately holding the position of Senior Vice President and Director. Ms. Baines holds a bachelors degree from Antioch College.

Bistra Pashamova has been a Vice President of our company since October 2002 and a Portfolio Manager since she joined our company in June 2002. Ms. Pashamova joined PIA in 1997 and holds the position of Vice President. Ms. Pashamova serves as Fixed Income Portfolio Manager with a specialty in mortgage-backed securities. Ms. Pashamova has over six years of investment experience, having started her career at PIA as an investment analyst. Ms. Pashamova holds a master’s degree in economics from the University of Southern California and a Bachelor’s degree in Economics and International Studies from Denison University. Ms. Pashamova is also a Chartered Financial Analyst charterholder.

Executive Compensation And Related Matters

The following table provides certain summary information concerning the compensation earned by our Chief Executive Officer and each of our four other most highly compensated executive officers (the “Named Executive Officers”) whose aggregate salary and bonus for the 2003 Fiscal Year were in excess of $100,000, for services rendered in all capacities to us and our subsidiaries for the fiscal years ended December 31, 2001, 2002 and 2003. Prior to the merger of our company and our external management company in June 2002, we did not pay any annual cash compensation to our executive officers for their services as executive officers. Following the merger, we are required to pay our executive officers compensation, including those executive officers whose employment agreements we assumed.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year (1)	Salary ($)	Bonus ($)		Restricted Stock Awards ($)(2)	Securities Underlying Options (#)	All Other Compensation ($)
Lloyd McAdams President, Chief Executive Officer and Chairman	2003 2002	252,474 135,416	1,807,334 1,419,258	(3) (5)	— 265,000	99,500 119,725	22,182 200,000	(4) (6)

Joseph E. McAdams Chief Investment Officer, Executive Vice President and Director	2003 2002	252,474 133,283	1,414,670 1,120,753	(3) (7)	— 265,000	82,900 140,000	— —

Thad M. Brown(8) Chief Financial Officer, Treasurer and Secretary	2003 2002	147,129 27,083	100,000 81,724		— —	38,700 30,000	— —

Heather U. Baines Executive Vice President	2003 2002	50,495 27,083	230,979 183,918	(3) (3)	— 265,000	27,600 64,520	— —

Bistra Pashamova(9) Vice President	2003 2002	105,000 24,792	348,429 50,614	(3)	— —	33,100 30,000	— —

(1)	Prior to our merger with our external manager on June 13, 2002, we did not pay any annual compensation to our executive officers for their services as executive officers. All compensation shown for the year 2002 was earned during the period from June 13, 2002 until December 31, 2002.

(2)	Represents restricted stock grants of 20,000 shares each, which grants vest in equal, annual installments over ten years following the date of the merger with our external manager on June 13, 2002.

(3)	Represents amounts earned under our 2002 Incentive Compensation Plan.

(4)	Represents interest on deferred compensation during 2003.

(5)	Represents amounts earned under our 2002 Incentive Compensation Plan, of which $200,003 was paid through the issuance of 17,778 shares of common stock pursuant to our 1997 Stock Option and Awards Plan.

(6)	Represents amounts earned under our 2002 Incentive Compensation Plan and deferred pursuant to our Deferred Compensation Plan.

(7)	Represents amounts earned under our 2002 Incentive Compensation Plan, of which $150,008 was paid through the issuance of 13,334 shares of common stock pursuant to our 1997 Stock Option and Awards Plan.

(8)	Mr. Brown became an executive officer of our company upon the merger with our external manager on June 13, 2002. $35,424 of Mr. Brown’s 2002 bonus was earned under our 2002 Incentive Compensation Plan.

(9)	Ms. Pashamova became an executive officer of our company on August 6, 2003.

Options Granted in 2003

The following table sets forth information regarding stock options granted to our Named Executive Officers during 2003:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options Granted (#)(2)	Percent of Total Options Granted to Employees in Fiscal Year(3)	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term(1)
Name					5%($)	10%($)
Lloyd McAdams	99,500	23%	13.80	5/1/13	757,029	1,864,598

Joseph E. McAdams	82,900	19%	13.80	5/1/13	630,731	1,553,519

Thad M. Brown	38,700	9%	13.80	5/1/13	294,442	725,226

Heather U. Baines	27,600	6%	13.80	5/1/13	209,990	517,215

Bistra Pashamova	33,100	8%	13.80	5/1/13	251,836	620,283

(1)	The amounts under the columns labeled “5%” and “10%” are included pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of our common stock. The amounts are calculated by using the closing market price of a share of common stock on the grant date as reported by the American Stock Exchange and assuming annual compounded stock appreciation rates of 5% and 10% over the full term of the option. The reported amounts are based on the assumption that the named persons hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of our common stock.

(2)	Options granted on May 1, 2003 vest one year after the date of the grant.

(3)	Based on options to purchase an aggregate of 427,300 shares of common stock granted to our employees and directors during the year ended December 31, 2003.

2003 Year-End Option Values

The following table provides information with respect to our Named Executive Officers concerning the exercise of options during 2003 and unexercised options held by them at the end of the year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END VALUES

	Shares Acquired on Exercise(#)	Value Realized($)(1)	Number of Securities Underlying Unexercised Options at 2003 Year-End(#)(2)		Value of Unexercised in-the-Money Options at 2003 Year-End($)(3)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Lloyd McAdams	15,504	116,756	185,040	99,500	656,962	12,935
Joseph E. McAdams	22,296	126,991	129,000	82,900	446,670	10,777
Thad M. Brown	—	—	30,000	38,700	81,900	5,031
Heather U. Baines	15,505	116,753	93,670	27,600	342,749	3,588
Bistra Pashamova	—	—	30,000	33,100	81,900	4,303

(1)	Based upon the market price of the purchased shares on the exercise date less the exercise price paid for those shares.

(2)	Includes shares issuable upon the exercise of options pursuant to accrued dividend equivalent rights, or DERs, granted in conjunction with such options. During 2001, all DERs were truncated and ceased to accrue.

(3)	Determined on the basis of the closing sales price per share of our common stock on the New York Stock Exchange on December 31, 2003 ($13.93 per share), less the option exercise price payable per share.

Long Term Incentive Plans and Other Matters

We maintain our 1997 Stock Option and Awards Plan, which authorizes the grant of options and other stock-based awards to eligible persons. Our 1997 Stock Option and Awards Plan authorizes our Board, or a committee of our Board, to grant incentive stock options as defined under section 422 of the Internal Revenue Code of 1986, as amended, options not so qualified, restricted stock, dividend equivalent rights and stock appreciation rights. The exercise price for any incentive stock option granted under the 1997 Stock Option and Awards Plan may not be less than 100% of the fair market value of the shares of common stock on the date the option is granted. For non-qualified options, however, the exercise may be less than 100% of the fair market value of the shares of common stock on the grant date.

As of March 31, 2004, an aggregate of 2.1 million shares of our common stock had been reserved under our 1997 Stock Option and Awards Plan through any combination of stock options or other awards. As of March 31, 2004, 691,804 shares remained available for future issuance under our 1997 Stock Option and Awards Plan. The share reserve under our 1997 Stock Option and Awards Plan automatically increases on the first trading day in January each calendar year by an amount equal to two (2%) percent of the total number of shares of our common stock outstanding on the last trading day of December in the prior calendar year, but in no event will this annual increase exceed 300,000 shares and in no event will the total number of shares of common stock in the share reserve (as adjusted for all such annual increases) exceed 3 million shares.

On June 13, 2002, upon the closing of the merger with our external manager, we adopted our 2002 Incentive Compensation Plan. Under the incentive compensation plan, eligible employees who are granted awards under the plan have the opportunity to earn incentive compensation for each fiscal quarter. The total aggregate amount of compensation that may be earned by all employees equals a percentage of net income, before incentive compensation, in excess of the amount that would produce an annualized return on average net worth equal to the ten-year U.S. Treasury Rate plus 1% (the “Threshold Return”). In any fiscal quarter in which our net income is an amount less than the amount necessary to earn the Threshold Return, we will calculate negative incentive compensation for that fiscal quarter which will be carried forward and offset against future incentive compensation due under the plan, but only with respect to those participants who were participants during the fiscal quarter(s) in which negative incentive compensation was generated.

The percentage of net income in excess of the Threshold Return earned under the plan by all employees is calculated based on our quarterly average net worth, as defined in the incentive compensation plan. The percentage rate used in this calculation is based on a blended average of the following tiered percentage rates: 25% for the first $50 million of average net worth; 15% for the average net worth between $50 million and $100 million; 10% for the average net worth between $100 million and $200 million; 5% for the average net worth in excess of $200 million. The incentive compensation plan requires that we pay all amounts earned thereunder each year (subject to offset for accrued negative incentive compensation), and we will be required to pay a percentage of such amounts to certain of our executives pursuant to the terms of their employment agreements.

On January 15, 2003, we adopted our Deferred Compensation Plan (the “Deferred Compensation Plan”), which permits eligible officers of our company to defer the payment of all or a portion of their cash compensation in excess of the $1,000,000 annual limitation on deductible compensation imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended. Under this limitation, compensation paid to our chief executive officer and our four other highest paid officers is not deductible by us for income tax purposes to the extent the amount paid to any such officer exceeds $1,000,000 in any calendar year, unless such compensation qualifies as performance-based compensation under Section 162(m).

Our Board designates the eligible officers who may participate in the Deferred Compensation Plan from among the group consisting of our chief executive officer and our other four highest paid officers. Each eligible officer becomes a participant in the Deferred Compensation Plan by making a written election to defer the payment of cash compensation. The election must be filed with us before January 1 of the calendar year in which the compensation will be deferred. The election is effective for the entire calendar year and may not be terminated or modified for that calendar year. If a participant wishes to defer compensation in a subsequent calendar year, a new deferral election must be made before the January 1 of that year.

Equity Compensation Plan Information

The following table provides information as of December 31, 2003 with respect to our common shares issuable under our equity compensation plans:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	999,174	$11.51	391,804
Equity compensation plans not approved by security holders(2)	N/A	N/A	N/A

Total	999,174	$11.51	391,804

(1)	The Anworth 1997 Stock Option and Awards Plan, as amended, allows for the granting of stock options and other awards to eligible individuals, which generally includes directors, officers, employees and consultants. The plan does not segregate the number of securities remaining available for future issuance among stock options and other awards. The 691,804 shares authorized for future issuance represents the total number of shares available through any combination of stock options or other awards. The share reserve under the plan automatically increases on the first trading day in January each calendar year by an amount equal to two percent (2%) of the total number of shares of our common stock outstanding on the last trading day of December in the prior calendar year, but in no event will this annual increase exceed 300,000 shares and in no event will the total number of common stock in the share reserve (as adjusted for all such annual increases) exceed 3,000,000 shares.
(2)	The Company has not authorized the issuance of its equity securities under any plan not approved by security holders.

Employment Agreements

Upon the closing in June 2002 of the merger with our external manager, Anworth Mortgage Advisory Corporation, we assumed the existing employment agreements of Lloyd McAdams, Joseph E. McAdams and Heather U. Baines. These agreements were modified by the addenda entered into between us and each of the executives as described below. Pursuant to the terms of the employment agreements, Lloyd McAdams serves as our President, Chairman and Chief Executive Officer, Joseph E. McAdams serves as our Executive Vice President and Heather U. Baines serves as Executive Vice President. Lloyd McAdams receives a base salary equal to the greater of (i) $120,000 per annum, or (ii) a per annum amount equal to 0.125% of our book value, not to exceed $250,000. Joseph E. McAdams receives a base salary equal to the greater of (i) $100,000 per annum, or (ii) a per annum amount equal to 0.10% of our book value, not to exceed $250,000. Heather U. Baines receives a $50,000 annual base salary.

These employment agreements, as modified by the addenda, also have the following provisions:

•	the three executives are entitled to participate in the 2002 Incentive Compensation Plan and each of these individuals are provided a minimum percentage of the amounts earned under such plan. Lloyd McAdams is entitled to 45% of all amounts paid under the plan; Joseph E. McAdams is entitled to 25% of all amounts paid under the plan, and Heather U. Baines is entitled to 5% of all amounts paid under the plan. The three executives may be paid up to 50% of their respective incentive compensation earned under such plan in the form of common stock;

•	the 2002 Incentive Compensation Plan may not be amended without the consent of the three executives;

•	in the event of a registered public offering of our shares, the three executives are entitled to piggyback registration rights in connection with such offering;

•	in the event any of the three executives is terminated without “cause” or if they terminate for “good reason”, or in the case of Lloyd McAdams or Joseph E. McAdams, their employment agreements are not renewed, then the executives would be entitled to: (1) all base salary due under the contracts, (2) all discretionary bonus due under the contracts, (3) a lump sum payment of an amount equal to three years of the executive’s then-current base salary, (4) payment of COBRA medical coverage for eighteen months, (5) immediate vesting of all pension benefits, (6) all incentive compensation to which the executives would have been entitled to under the contract prorated through the termination date, and (7) all expense reimbursements and benefits due and owing the executives through the termination. In addition, under these circumstances Lloyd McAdams and Joseph E. McAdams would each be entitled to a lump sum payment equal to 150% of the greater of (i) the highest amount paid or payable to all employees under the 2002 Incentive Compensation Plan during any one of the three fiscal years prior to their termination, and (ii) the highest amount paid, or that would be payable, under the plan during any of the three fiscal years following their termination. Ms. Baines would also be entitled to a lump sum payment equal to all incentive compensation that Ms. Baines would have been entitled to under the plan during the three year period following her termination;

•	the three executives received restricted stock grants of 20,000 shares each, which grants vest in equal, annual installments over ten years following the effective date of the merger; and

•	the three executives are each subject to a one-year non-competition provision following termination of their employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Our executive compensation program is administered by the Compensation Committee of the Board. The Compensation Committee is responsible for approving the compensation package of each executive officer as well as administering our 1997 Stock Option and Awards Plan and our 2002 Incentive Compensation Plan. In making decisions regarding executive compensation, the Compensation Committee considers the input of our management and other directors.

Management Incentives to Maximize Performance. The Compensation Committee’s primary objective in designing our executive compensation policy is to provide the proper incentives to management to maximize our performance in order to serve the best interests of our stockholders. We have sought to achieve this objective through the granting of stock options and awards under our 1997 Stock Option and Awards Plan, the award of compensation pursuant to our 2002 Incentive Compensation Plan and employment agreements with certain of our executive officers.

In determining the total amount and mixture of the compensation package for each executive officer, the Compensation Committee subjectively considers individual performance, including past and expected contribution to our goals of each executive officer, our overall performance, our long-term needs and goals and such other factors as the Compensation Committee determines to be appropriate. Compensation may be in the form of cash, stock options or other awards or other forms of compensation determined appropriate by our Compensation Committee, subject to the rights of certain executives to be paid a minimum percentage of amounts earned pursuant to our 2002 Incentive Compensation Plan. In addition, pursuant to employment agreements with certain of our executive officers, annual base compensation for those officers equals the greater of a minimum dollar amount or a percentage of our book value, with a maximum limit. This arrangement was established based upon our view that successful performance by our company would result in our ability to raise additional capital.

Our 2002 Incentive Compensation Plan is tied directly to the performance of our company and is designed to incentivize our key employees to maximize our return on equity. The total aggregate amount of compensation that may be earned quarterly by all employees under the plan equals a percentage of taxable net income, before incentive compensation, in excess of the amount that would produce an annualized return on average net worth equal to the ten-year U.S. Treasury Rate plus 1%, or the threshold return. In any quarter in which our taxable net income is an amount less than the amount necessary to earn the threshold return, we will calculate negative incentive compensation for that fiscal quarter which will be carried forward and will offset future incentive compensation earned under the incentive plan with respect to participants who were participants during the fiscal quarter(s) in which negative incentive compensation was generated.

Long-Term Management Performance. The Compensation Committee believes that the long-term commitment of our current management team is a crucial factor in our future performance. To ensure the long-term commitment of our management team, we assumed and modified employment contracts with certain of our executive officers upon the merger with our external manager. These employment agreements are described in detail under the heading “Employment Agreements” below. Consistent with the foregoing, we have structured our executive compensation policies to promote the long-term performance and commitment of our management.

Long-term incentive compensation is realized through granting of stock options and other awards to executive officers. Stock options and other awards are granted by us to aid in the retention and to align the interests of our executive officers with those of our stockholders. In addition, the Compensation Committee believes that the grant of an equity interest serves to link management interests with stockholder interests and to motivate executive officers to make long-term decisions that are in the best interests of our company and our stockholders and also provides an incentive to maximize stockholder value.

Compensation of Chief Executive Officer. The total compensation for 2003 of Lloyd McAdams, our Chairman and Chief Executive Officer, was established pursuant to his employment agreement which was assumed and modified upon the merger with our external manager. Mr. McAdams’ compensation for 2003 was established using substantially the same criteria used to determine compensation levels for our other executive officers which are discussed in this report. The amounts paid to Mr. McAdams in the form of base salary and incentive compensation was determined by the Compensation Committee subject to a requirement in Mr. McAdams’ employment contract that he be paid at least 45% of amounts earned under our 2002 Incentive Compensation Plan. The Compensation Committee believes that the compensation arrangements with Mr. McAdams provide a incentive to Mr. McAdams to increase the long-term value of our company to our stockholders.

Section 162(m) of the Internal Revenue Code. The Compensation Committee periodically reviews the potential implications of Section 162(m) of the tax code. This section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its named executive officers unless the compensation is performance-based within the meaning of Section 162(m). Although the Compensation Committee will consider various alternatives for preserving the deductibility of compensation payments, the committee reserves the right to award compensation to our executives that may not qualify under Section 162(m) as deductible compensation. Alternatively, at the election of our eligible executives, such compensation may be deferred pursuant to our Deferred Compensation Plan until future periods to mitigate the effects of Section 162(m).

Conclusion. It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner for both the short and long-term.

Respectfully Submitted by the Compensation

Committee of the Board of Directors,

Charles H. Black

Joe E. Davis

Charles F. Smith

Lee A. Ault, III

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 15, 2004, the record date of the annual meeting, there were 44,634,543 shares of our common stock outstanding. The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of that date by (i) each of our directors, (ii) each of our Named Executive Officers, (iii) each person who is known to us to beneficially own more than 5% of our common stock and (iv) all of our directors and executive officers as a group. The number of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and any shares which the individual has the right to acquire within 60 days of April 15, 2004 through the exercise of any stock option or other right. Unless otherwise noted, we believe that each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table:

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Officers
Lloyd McAdams(1)	892,241		2.0%
Joseph E. McAdams(2)	317,543		*
Thad M. Brown(3)	38,700		*
Heather U. Baines(4)	674,271		1.5%
Bistra Pashamova (5)	63,100		*
Charles H. Black(6)	37,682		*
Joe E. Davis(7)	36,682		*
Charles F. Smith(8)	25,100		*
Lee Ault(9)	26,100		*
All Directors and Officers as a Group (10 Persons)(10)	2,144,519	(11)	4.7%

5% Stockholders
Barclay’s Global Investors, NA.(12)	3,480,027		7.8%
Wasatch Advisors, Inc.(13)	4,069,905		9.1%

*	Less than 1%

(1)	Includes (i) 511,501 shares held by Lloyd McAdams and Heather U. Baines as community property, (ii) 284,540 shares subject to stock options exercisable within 60 days of April 15, 2004 and (iii) 33,700 shares owned by the McAdams Family Foundation of which Lloyd McAdams is a director. Mr. McAdams shares voting and investment power over the shares held by the Foundation and disclaims any beneficial interest in the shares held by this entity.

(2)	Includes 211,900 shares subject to stock options exercisable within 60 days of April 15, 2004. Includes 33,700 shares owned by the McAdams Family Foundation of which Joseph McAdams is a director. Mr. McAdams shares voting and investment power over the shares held by the Foundation and disclaims any beneficial interest in the shares held by this entity.

(3)	Includes 38,700 shares subject to stock options exercisable within 60 days of April 15, 2004.

(4)	Includes (i) 511,501 shares held by Lloyd McAdams and Heather U. Baines as community property and (ii) 121,270 shares subject to stock options exercisable within 60 days of April 15, 2004.

(5)	Includes 63,100 shares subject to stock options exercisable within 60 days of April 15, 2004.

(6)	Includes 32,682 shares subject to stock options exercisable within 60 days of April 15, 2004.

(7)	Includes 32,682 shares subject to stock options exercisable within 60 days of April 15, 2004.

(8)	Includes 25,100 shares subject to stock options exercisable within 60 days of April 15, 2004.

(9)	Includes 22,100 shares subject to stock options exercisable within 60 days of April 15, 2004.

(10)	Each of our directors and officers may be reached at 1299 Ocean Avenue, Suite 250, Santa Monica, California 90401, telephone (310) 255-4493.

(11)	Includes 863,174 shares subject to stock options exercisable within 60 days of April 15, 2004.

(12)	Based on Schedule 13G filed on February 17, 2004 by Barclay’s Global Investors, NA, whose address is 45 Fremont Street, San Francisco, California 94105

(13)	Based on Schedule 13G/A filed on March 11, 2004 by Wasatch Advisors, Inc., whose address is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

PROPOSAL NO. 2:

APPROVAL OF THE 2004 EQUITY COMPENSATION PLAN

Our stockholders are being asked to approve the amendment and restatement of our 1997 Stock Option and Awards Plan by replacing it with the 2004 Equity Compensation Plan. The 2004 Equity Compensation Plan was adopted by the Board, upon the recommendation of the Compensation Committee, on April 12, 2004, subject to stockholder approval at the annual meeting. The 1997 Stock Option and Awards Plan was initially approved by our stockholders on December 17, 1997 and was thereafter amended as of February 16, 1998, April 20, 2001, April 18, 2002 and April 16, 2003.

Our Compensation Committee believes that the ability to set specific objective performance standards which must be achieved by the company is an important component of an executive compensation program that can better align the interests of shareholders with those of the executive managers of the company. The 2004 Equity Compensation Plan integrates important performance objectives which the Compensation Committee can employ in determining whether or not incentive awards like stock options, restricted stock or phantom shares will vest to benefit of the employee.

Our Board is also recommending approval of the 2004 Equity Compensation Plan because it believes that the plan provides benefits to our stockholders that our 1997 Stock Option and Awards Plan does not provide. In particular, the 2004 Equity Compensation Plan contains provisions that the Board believes make the plan more tax efficient for our company than the provisions of our 1997 Stock Option and Awards Plan, which has no provisions whereby the granting of restricted stock and certain other types of stock-based awards can be made in a manner which is exempt from the limitations of Section 162(m) of the Internal Revenue Code. Section 162(m) precludes us from taking a tax deduction for the amount that an executive’s annual compensation exceeds $1 million unless the compensation is “performance-based” within the meaning of Section 162(m).

Our 1997 Stock Option and Awards Plan currently reserves an aggregate of 2,100,000 shares of common stock for issuance under the plan. As of March 31, 2004, 691,804 shares remained available for grant from this share reserve. Under the terms of the 1997 Stock Option and Awards Plan, the aggregate share reserve and the number of shares available for grant automatically will increase by 300,000 shares on the first trading day in January 2005, 2006 and 2007, which will result in an aggregate share reserve of 3,000,000 shares and shares available for grant (assuming no further awards were granted under the plan) of 1,591,804 shares. The 1997 Stock Option and Awards Plan will terminate by its terms on December 17, 2007. If approved by our stockholders, the 2004 Equity Compensation Plan will increase the aggregate share reserve to 3,500,000 and the number of shares available for grant to 2,091,804 shares, effectively immediately. Our Board believes that this proposed increase is necessary to ensure that there is a sufficient number of shares available to attract and retain the services of individuals essential to our long term success. The 2004 Equity Compensation Plan does not provide for automatic annual increases in the aggregate share reserve or the number of shares remaining available for grant.

If the 2004 Equity Compensation Plan is approved by our stockholders, no further option grants or other awards will be made under the 1997 Stock Option and Awards Plan. Each option or other award outstanding under the 1997 Plan will be treated as an outstanding option or award under the 2004 Plan. In general, however, each incorporated option or award will continue to be governed solely by the terms of the 1997 Plan and the relevant option or award agreement and no provision of the 2004 Plan will modify the rights or obligations of the holders of such incorporated options or awards. The committee may, however, extend provisions of the 2004 Plan to options or other awards incorporated from the 1997 Plan which do not otherwise contain those provisions, as long as such provisions would not (i) cause any incentive stock option outstanding under the 1997 Plan to cease to qualify as an incentive stock option for federal income tax purposes, or (ii) result in adverse accounting consequences to us.

The following is a summary of the principal features of the 2004 Equity Compensation Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2004 Equity Compensation Plan and is subject in all respects to the actual plan document, a copy of which is attached hereto as Annex B.

Summary of the 2004 Equity Compensation Plan

Purpose. The 2004 Equity Compensation Plan is intended to provide incentives to our key employees, officers, directors and others expected to provide significant services to us and any of our subsidiaries which, with the consent of the Board, participates in the 2004 Equity Compensation Plan (the “Participating Companies”), including the employees, officers and directors of the Participating Companies, to encourage a proprietary interest in our company, to encourage such key employees to remain in the employ of the Participating Companies, to attract new employees and to provide additional incentives to others to increase their efforts in providing significant services to us and the other Participating Companies.

Administration. The 2004 Equity Compensation Plan will be administered by a committee consisting solely of persons who are, at the time of their appointment, “non-employee directors” under Rule 16b-3(b)(3)(i) under the Exchange Act, and, to the extent that relief is sought under Section 162(m) of the Internal Revenue Code, “outside directors” under the rules under Section 162(m) or, if no committee exists, by the Board. References below to the committee include a reference to the Board for any periods in which the Board is administering the 2004 Equity Compensation Plan. The acts of a majority of the members present at any meeting of the committee at which a quorum is present, or acts approved in writing by all of the members of the committee, shall be the acts of the committee for purposes of the 2004 Equity Compensation Plan.

The committee generally has the full authority to administer and interpret the 2004 Equity Compensation Plan, to authorize the granting of awards, to determine the eligibility of an employee, director or other eligible person to receive an award, to determine the number of shares of our common stock to be covered by each award, to determine the terms, provisions and conditions of each award and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2004 Equity Compensation Plan or the administration or interpretation thereof.

Eligibility and Types of Awards—In General. Eligibility for awards under the 2004 Equity Compensation Plan will be determined by the committee. Directors, officers and employees of the Participating Companies and other persons expected to provide significant services (of a type expressly approved by the committee as covered services for these purposes) to the Participating Companies are eligible to be granted stock options, restricted stock, phantom shares, dividend equivalent rights (“DERs”) and other stock-based awards under the 2004 Equity Compensation Plan.

Available Shares. Subject to adjustment upon certain corporate transactions or events, a maximum of 3,500,000 shares of our common stock may be granted under the 2004 Equity Compensation Plan (all of which may be issued as options). In addition, subject to adjustment upon certain corporate transactions or events, a participant may not receive options for more than 250,000 shares, or grants restricted stock and other awards paid in our common stock of more than 250,000 shares, of our common stock in any one calendar year under the 2004 Equity Compensation Plan. As of March 31, 2004, an aggregate of 947,174 shares are subject to outstanding awards under the 2004 Equity Compensation Plan by virtue of having been subject to outstanding awards under the 1997 Stock Option and Awards Plan. Shares of our common stock that have been the subject of grants of restricted stock, phantom shares or options that have been forfeited or that expire or terminate without having been exercised or paid, as the case may be, will not count against the 3,500,000 share reserve and will be available for issuance under the 2004 Equity Compensation Plan. In addition, no award may be granted under the 2004 Equity Compensation Plan to any person who, assuming exercise of all options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of our common stock. Unless previously terminated by the Board, new awards may be granted under the 2004 Equity Compensation Plan until the tenth anniversary of the date that such plan was approved by our stockholders.

Stock Options. The terms of specific stock options, including whether such options shall constitute “incentive stock options” for purposes of Section 422(b) of the Code (“ISOs”), shall be determined by the committee. The exercise price of an option shall be determined by the committee and reflected in the applicable award agreement. The exercise price of ISOs may not be lower than 100% (110% in the case of an ISO granted to a 10% stockholder) of the fair market value of our common stock on the date of grant. The exercise price for any other option so issued shall not be less than the fair market value on the date of grant. Each stock option will be exercisable after the period or periods specified in the award agreement, which will generally not exceed ten years from the date of grant (or five years in the case of an ISO granted to a 10% stockholder). Stock options will be exercisable at such times and subject to such terms as determined by the committee. Subject to the provisions of the applicable award agreement, (i) upon a termination of a participant’s employment or other service by us for any reason other than cause, a participant shall have the right, subject to certain restrictions, to exercise his or her stock option at any time within three months after such termination to the extent that such option had vested at the date of termination; provided, however, that if the participant dies while employed by us or within three months after such a termination, his or her stock option may be exercised, to the extent that it had vested at the date of death, within 12 months after such death, (ii) upon a termination of employment or other service by us for cause or by the participant for any reason other than death, retirement or disability, any options that are not exercised in full prior to such termination shall be cancelled and (iii) upon a termination of employment or other service for disability or retirement, a participant may exercise his or her stock option within 12 months after such termination.

Each non-employee member of the board who is first elected or appointed as a board member at any time on or after the effective date of the 2004 Equity Compensation Plan shall automatically be granted a non-qualified stock option (“NQSO”) to purchase 10,000 shares of common stock upon the date such person is initially appointed to the board. In addition, on the first business day in July in each calendar year following the effective date of the 2004 Equity Compensation Plan, each non-employee board member then in office shall automatically be granted a non-qualified stock option to purchase 10,000 shares of common stock, provided such individual has served as a non-employee board member for at least six months. There shall be no limit on the number of 10,000-share option grants any one non-employee board member may receive over his or her period of board service. Each initial stock option and annual stock option automatically granted to a non-employee board member shall become exercisable commencing one year after the date of grant (unless otherwise provided in the applicable award agreement) and shall expire ten years after the date of grant.

Restricted Stock. The committee shall have authority to award shares of restricted stock to eligible persons. Restricted stock will vest over such periods as the committee shall determine at the time of grant and provide in the applicable award agreement. The committee may impose other conditions on the award of restricted stock. Restricted stock will be subject to such restrictions as the committee shall determine, including restrictions on sale, transfer or other alienation.

Subject to the provisions of the applicable award agreement, upon a termination of employment or other service by reason of death, retirement or disability during the applicable restriction period, all restrictions on restricted stock granted to the applicable participant will immediately lapse. Subject to the provisions of the applicable award agreement, upon a termination of employment or other service for all other reasons during the applicable restriction period, all shares of restricted stock still subject to restrictions shall be forfeited to us.

Phantom Shares. The committee shall have the authority to award phantom shares to eligible persons. The committee may provide that any phantom share will expire at the end of a specified term and may impose conditions on the award of phantom shares. Phantom shares will vest over such periods as the committee shall determine at the time of grant and provide in the applicable award agreement. Subject to the provisions of the applicable award agreement, upon a termination of employment or other service by us for cause during the applicable vesting period, all outstanding phantom shares granted to the applicable participant shall be forfeited and cease to be outstanding. Subject to the provisions of the applicable award agreement, upon a termination of employment or other service by reason of death, retirement, disability or by us for any reason other than cause during the applicable vesting period, all outstanding phantom shares granted to the applicable participant will immediately become vested. Subject to the provisions of the applicable award agreement, upon a termination of employment or other service for all other reasons during the applicable vesting period, all outstanding phantom shares granted to the applicable participant, to the extent that they are not vested, shall be forfeited and cease to be outstanding. The committee may, in its discretion, permit a participant to elect to receive settlement of the phantom shares installments over a period not to exceed ten years. In addition, the committee may establish a program under which distributions with respect to phantom shares may be deferred for additional periods as set forth in the preceding sentence. Unless otherwise provided by the committee, a phantom share will generally be settled on vesting by the transfer by us of a share of common stock to the participant.

Dividend Equivalent Rights. A DER is a right to receive, as specified by the committee at the time of grant, an amount equal to the dividend distributions paid on a share of our common stock. DERs will be exercisable separately or together with awards under the 2004 Equity Compensation Plan, and paid in cash or other consideration at such times, and in accordance with such rules, as the committee shall determine in its discretion.

Other Stock-Based Awards. The 2004 Equity Compensation Plan authorizes the committee to grant other awards based upon our common stock (including the grant of securities convertible into common stock) and subject to terms and conditions established by the committee at the time of grant.

Performance-Based Awards. The committee may provide that the grant or vesting of awards under the 2004 Equity Compensation Plan be made subject to the achievement of performance goals set by the committee in accordance with the 2004 Equity Compensation Plan in a timely fashion. In establishing the applicable goals, the committee is authorized to choose from the following business criteria: (i) pre-tax income, (ii) after-tax income, (iii) net income, (iv) operating income, (v) cash flow, (vi) earnings per share, (vii) return on equity, (viii) return on invested capital or assets, (ix) cash and/or funds available for distribution, (x) appreciation in the fair market value of our common stock, (xi) return on investment, (xii) total return to our stockholders, (xiii) net earnings growth, (xiv) stock appreciation, (xv) related return and expense ratios, (xvi) increase in revenues, (xvii) our published ranking against its peer group of real estate investment trusts based on total stockholder return, (xviii) net earnings, (xix) changes (or the absence of changes) in the per share or aggregate market price of our common stock, (xx) number of securities sold, (xxi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in our financial reports for the applicable period, (xxii) total revenue growth and (xxiii) increases in book value or paid in capital per share. To the extent permitted by Section 162(m) of the Code, unless the committee provides otherwise at the time of establishing the performance goals, for each fiscal year of our company, the committee may provide for objectively determinable adjustments, as determined in accordance with Generally Accepted Accounting Principles (“GAAP”), to any of the business criteria described above for one or more of the items of gain, loss, profit or expense: (i) determined to be extraordinary or unusual in nature or infrequent in occurrence, (ii) related to the disposal of a segment of a business, (iii) related to a change in accounting principle under GAAP, (iv) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (v) attributable to the business operations of any entity acquired by us during the fiscal year.

Reorganizations. If we are involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of substantially all of the assets or stock of our Company or a similar transaction, or upon certain changes in capital structure and other similar events, the committee may make related adjustments in its discretion to (i) outstanding awards to maintain the participants’ rights under the 2004 Equity Compensation Plan and (ii) various plan provisions (including, without limitation, to the number and kind of shares available under the plan). In the event of a merger or consolidation in which we are not the surviving corporation, the date of exercisability of each outstanding option and settling of each phantom share and certain other grants will be accelerated to a date prior to such merger or consolidation, unless the agreement of merger or consolidation provides for the assumption of the grant by the successor company.

If we undergo a change of control (as defined in the 2004 Equity Compensation Plan), the committee may accelerate the vesting of awards under the plan and make such other adjustments that it determines are necessary or appropriate in light of the change of control.

Amendment and Termination. The Board may, from time to time, with respect to any shares at the time not issued, suspend, revise, amend or discontinue the 2004 Equity Compensation Plan. The Board may amend the 2004 Equity Compensation Plan as it shall deem advisable, except that no amendment may adversely affect a participant with respect to outstanding grants without the participant’s consent unless such amendments are in connection with compliance with applicable laws. The Board may not make any amendment in the 2004 Equity Compensation Plan that would, if such amendment were not approved by our stockholders, cause the 2004 Equity Compensation Plan to fail to comply with any requirement of applicable law or regulation, or of any applicable exchange or similar rule, unless and until the requisite stockholders’ approval is obtained.

Material U.S. Federal Income Tax Consequences

The following tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address state, local or other federal tax consequences, and such consequences could differ from those discussed below. All affected individuals should consult their own tax advisors if they wish any further details or have special questions.

Non-Qualified Stock Options. No income will be recognized by an option holder at the time an NQSO is granted. Ordinary income will generally be recognized by an option holder, however, at the time an NQSO is exercised in an amount equal to the excess of the fair market value of the underlying common stock on the exercise date over the exercise price. We will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her NQSO. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of an NQSO will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any NQSO will be equal to the sum of the exercise price of the NQSO and the amount included in income with respect to the option. Special tax rules may apply if exercise of the stock option is permitted other than by cash payment of the exercise price.

Incentive Stock Options. In general, neither the grant nor the exercise of an ISO will result in taxable income to an option holder or a deduction for us. To receive special tax treatment as an ISO under Section 422 of the Code as to shares acquired upon exercise of an ISO, an option holder must neither dispose of the shares within two years after the ISO is granted nor within one year after the transfer of the shares to the option holder pursuant to exercise of the stock option. In addition, the option holder must be an employee of our company or a qualified subsidiary at all times between the date of grant and the date three months (one year in the case of disability) before exercise of the stock option. Special rules apply in the case of the death of the option holder. ISO treatment under the Code generally allows the sale of common stock received upon the exercise of an ISO to result in any gain being treated as a capital gain to the option holder, but we will not be entitled to a tax deduction. The exercise of an ISO (if the holding period rules described in this paragraph are satisfied), however, will give rise to income includable by the option holder in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the common stock acquired on the date of the exercise of the option over the exercise price.

If the holding period rules noted above are not satisfied, all or a portion of gain recognized on the disposition of the shares acquired upon the exercise of an ISO will be characterized as ordinary income in the year the shares are sold. The amount of ordinary income will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized on sale is less than the value at exercise.) We will generally be entitled to a deduction equal to the amount of such ordinary income reported by the option holder. Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Special tax rules may apply if exercise of the stock option is permitted other than by cash payment of the exercise price.

Restricted Stock. Unless a holder of restricted stock files an “83(b) election” with the Internal Revenue Service within 30 days after the issuance of the restricted stock (as discussed below), there generally will be no tax consequences as a result of the grant of restricted stock until the restricted stock is no longer subject to a substantial risk of forfeiture or is transferable free of the risk of forfeiture. Generally, when the restrictions are lifted, the holder will recognize ordinary income, and we will be entitled to a deduction, equal to the difference between the fair market value of the common stock at that time and the amount, if any, paid by the holder for the restricted stock. Subsequently realized changes in the value of the common stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to disposition of the shares. In general, if a holder files an 83(b) election (under Section 83(b) of the Code) with the Internal Revenue Service within 30 days after the award of restricted stock, the holder will recognize ordinary income on the date of the award of restricted stock, and we will be entitled to a deduction, equal to (i) the fair market value of the restricted stock on the award date, minus (ii) the amount, if any, paid for the restricted stock. If a timely 83(b) election is made, (i) there will generally be no tax consequences to the holder upon the lifting of restrictions, and all subsequent appreciation in the restricted stock generally would be eligible for capital gains treatment and (ii) in the event of a forfeiture, the holder will generally not be entitled to a deduction or other tax loss in respect of amounts previously included in taxable income by virtue of the election.

Phantom Shares. The phantom shares have been designed with the intention that there will be no tax consequences as a result of the granting of a phantom share until payment is made with respect to the phantom share. When payment is made, the participant generally will recognize ordinary income, and we will generally be entitled to a deduction, equal to the fair market value of the common stock and cash, as applicable, received upon payment.

Dividend Equivalent Rights. There generally will be no tax consequences as a result of the award of a DER. When payment is made, the holder of the DER generally will recognize ordinary income, and we will be entitled to a deduction, equal to the amount received in respect of the DER.

Securities Exchange Act of 1934. Additional special tax rules may apply to participants in the 2004 Equity Compensation Plan who are subject to the rules set forth in Section 16 of the Exchange Act.

Vote Required

The affirmative vote of a majority of all votes cast on the matter at a meeting at which a quorum is present is necessary to ratify the amendment and restatement of our 1997 Stock Option and Awards Plan by replacing it with the 2004 Equity Compensation Plan.

The Board recommends that you vote FOR the amendment and restatement of our 1997 Stock Option and Awards Plan by replacing it with the 2004 Equity Compensation Plan. Proxies received will be so voted unless stockholders specify otherwise in the proxy.

TOTAL RETURN COMPARISON

The following graph presents a total return comparison of our common stock with the Standard & Poor’s 500 Index and the National Association of Real Estate Investment Trusts, Inc. Mortgage REIT Index.

TOTAL RETURN COMPARISON SINCE OUR COMMENCEMENT OF OPERATIONS

THROUGH DECEMBER 31, 2003

	3/17/98	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
ANWORTH MORTGAGE ASSET CORPORATION	100	47	59	60	157	259	333
S & P 500	100	115	140	127	115	90	115
NAREIT MORTGAGE	100	69	46	53	95	124	195

The total return reflects stock price appreciation, if any, and the value of dividends for our common stock and for each of the comparative indices. The graph assumes that $100 was invested on March 17, 1998 (the date of our commencement of operations) in our common stock, that $100 was invested in each of the indices on February 28, 1998 and that all dividends were reinvested. The total return performance shown in this graph is not necessarily indicative of and is not intended to suggest future total return performance. Measurement points are at the last trading day of the fiscal years represented above.

The preceding Stock Performance Graph, Audit Committee Report and Compensation Committee Report are not considered proxy solicitation materials and are not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, the Stock Performance Graph, Audit Committee Report and Compensation Committee Report shall not be incorporated by reference into any such prior filings or into any future filings made by us under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Fees and Merger with the Manager

From the time of our inception through June 13, 2002, we were externally managed pursuant to a management agreement with Anworth Mortgage Advisory Corporation, or the manager. As an externally managed company, we had no employees of our own and relied on the manager to conduct our business and operations.

Under the terms of the management agreement, we paid the manager an annual base management fee equal to 1% of the first $300 million of average net invested assets (as defined in the management agreement), plus 0.8% of the portion above $300 million. In addition to the base management fee, the manager received as incentive compensation for each fiscal quarter an amount equal to 20% of the amount of our taxable net income, before incentive compensation, for such fiscal quarter in excess of the amount that would produce an annualized return on equity (calculated by multiplying the return on equity for such fiscal quarter by four) equal to the Ten-Year U.S. Treasury Rate for such fiscal quarter plus 1%. For 2002 (through June 13), we paid the manager $400,000 in base management fees and $1,741,000 in incentive compensation.

On June 13, 2002, the manager merged with and into our company. The merger was approved by a special committee consisting solely of our independent directors, our full board of directors and the vote of a majority of our stockholders. The stockholder of the manager, a trust controlled by Lloyd McAdams, our president, chairman and chief executive officer, and Heather U. Baines, one of our executive vice presidents, received 240,000 shares of our common stock as merger consideration, which was worth approximately $3.2 million based on the closing price of our common stock on June 13, 2002.

As a result of the merger, we are now an internally managed company, and certain of the manager’s employees have become our employees. As a condition to the merger, we entered into direct employment contracts with Lloyd McAdams, Heather U. Baines and Joseph McAdams, adopted an incentive compensation plan for key employees, increased the size of our 1997 Stock Option and Awards Plan and provided for future automatic increases in the size of that plan. Upon the closing of the merger, the management agreement terminated.

Agreements with Pacific Income Advisers, Inc.

On June 13, 2002, we entered into a sublease with Pacific Income Advisers, Inc., or PIA, a company owned by a trust controlled by Lloyd McAdams, our President, Chairman and Chief Executive Officer, and Heather U. Baines, an Executive Vice President. Under the sublease, as amended on July 8, 2003, we lease approximately 5,500 square feet of office space from PIA and currently pay $45.36 per square foot in rent to PIA. The sublease runs through June 20, 2012 unless earlier terminated pursuant to the master lease. During 2003, we paid $249,269 as office rental to PIA.

The future minimum lease commitment is as follows:

Year	2004	2005	2006	2007	Thereafter	Total Commitment
Commitment Amount	$256,960	$264,660	$272,580	$280,775	$1,209,890	$2,284,865

On October 14, 2002, we entered into an administrative agreement with PIA. Under the administrative agreement, PIA provides administrative services and equipment to us in the nature of accounting, human resources, operational support and information technology, and we pay an annual fee of 7 basis points on the first $225 million of stockholder equity and 3.5 basis points thereafter (paid quarterly in arrears) for those services. The administrative agreement is for an initial term of one year and will renew for successive one-year terms thereafter unless either party gives notice of termination at least 90 days before the expiration of the then current annual term. We may also terminate the administrative agreement upon 30 days notice for any reason and immediately if there is a material breach by PIA. We paid fees of $197,360 to PIA in 2003 in connection with this agreement.

Indemnification Agreements

In addition to the indemnification provisions contained in our articles of incorporation and bylaws, we have entered into separate indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify each such director or officer to the fullest extent permitted by Maryland law against expenses (including attorneys’ fees), judgments, fines and settlements incurred by such individual in connection with any action, suit or proceeding by reason of such individual’s status or service as a director or officer (other than liabilities with respect to which such individual receives payment from another source, arising in connection with certain final legal judgments, arising from knowing fraud, deliberate dishonesty, willful misconduct, in connection with assertions by such individuals not made in good faith or which are frivolous or which we are prohibited by applicable law from paying) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

Family Relationships

Lloyd McAdams and Heather U. Baines are husband and wife and Lloyd McAdams and Joseph E. McAdams are father and son.

AUDIT COMMITTEE

Audit Committee Report

The following is the report of the Audit Committee with respect to our audited financial statements for 2003, which include our consolidated balance sheets as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2003, and the notes thereto.

Composition. The Audit Committee of the Board is comprised of four directors and operates under a written charter adopted by the Board, a copy of which is attached as Annex A to this proxy statement. All members of the Audit Committee are financially literate and are “independent”, as defined in Rule 10A-3 under the Securities Exchange Act of 1934 and the rules of the New York Stock Exchange.

Responsibilities. The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as our independent accountants and auditors. Management has primary responsibility for our internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes and the activities of our internal audit department.

Review with Management and Independent Accountants. The Audit Committee has reviewed our consolidated audited financial statements and met separately, and held discussions with, management and BDO Seidman, LLP, our independent accountants and auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with BDO Seidman, LLP matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

Our independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent accountants, BDO Seidman, LLP, the firm’s independence.

Conclusion. Based upon the Audit Committee’s discussions with management and the independent accountants, the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC.

Reappointment of Independent Auditors. In March 2004, the Audit Committee recommended to the Board the reappointment of BDO Seidman, LLP as our independent accountants and auditors for the fiscal year ending December 31, 2004.

Respectfully submitted by the Audit

Committee of the Board of Directors,

Charles H. Black

Joe E. Davis

Charles F. Smith

Lee A. Ault, III

Audit and Related Fees

The following table presents fees for professional audit services rendered by BDO Seidman, LLP for the audit of our company’s annual financial statements for the year ended December 31, 2003, and fees billed for other services rendered by BDO Seidman during 2002 and 2003.

	2003	2002
Audit fees	$60,695	—
Audit-related fees	—	—
Tax fees	—	—
Other fees	—	—

Total:	$60,695	—

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our company’s annual financial statements for the year ended December 31, 2002, and fees billed for other services rendered by PricewaterhouseCoopers during 2002 and 2003.

	2003	2002
Audit fees	$52,502	$98,842
Audit-related fees	—	—
Tax fees	10,000	—
Other fees(1)	77,230	14,258

Total:	$139,732	$113,100

(1)	Comprised of fees incurred in connection with quarterly reviews and comfort letters.

Preapproval Policies and Procedures

Consistent with SEC policies regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent auditor. At the beginning of the fiscal year, the Audit Committee pre-approves the engagement of the independent auditor to provide audit services based on fee estimates. The Audit Committee also pre-approves proposed audit-related services, tax services and other permissible services, based on specified project and service details, fee estimates, and aggregate fee limits for each service category. The Audit Committee receives a report at each meeting on the status of services provided or to be provided by the independent auditor and the related fees.

PROPOSAL NO. 3:

RATIFICATION OF BDO SEIDMAN, LLP

AS INDEPENDENT ACCOUNTANTS

On December 8, 2003, the Audit Committee of the Board voted to dismiss PricewaterhouseCoopers, LLP as our independent accountants and auditors and to engage the services of the firm of BDO Seidman, LLP to serve as our independent public accountants and auditors for the 2003 fiscal year.

PricewaterhouseCoopers LLP’s reports on our consolidated financial statements for each of the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the fiscal years ended December 31, 2002 and 2001 and through December 8, 2003, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make reference to the subject matter of the disagreement(s) in connection with its reports on our financial statements as of December 31, 2002 and 2001 and for the years then ended. During the fiscal years ended December 31, 2002 and 2001 and through December 8, 2003, there were no “reportable events” requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K.

We requested and PricewaterhouseCoopers furnished us with a letter addressed to the SEC stating whether or not it agrees with the statements made in the paragraph above. A copy of the letter from PricewaterhouseCoopers dated December 8, 2003 was filed as Exhibit 16.1 to our Current Report on Form 8-K dated December 8, 2003.

Effective December 8, 2003, we engaged BDO Seidman as our independent accountants. During the two years ended December 31, 2002 and through December 8, 2003, neither we nor anyone on our behalf consulted BDO Seidman regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, nor did BDO Seidman provide to us during such time a written report or oral advice regarding such principles or audit opinion.

BDO Seidman was recommended by the Audit Committee of the Board to act in such capacity for the fiscal year ending December 31, 2003, subject to ratification by the stockholders.

We have been advised by BDO Seidman that the firm has no relationship with our company or its subsidiaries or affiliates other than that arising from the firm’s engagement as auditors, tax advisors and consultants. If the selection of BDO Seidman is not ratified by the affirmative vote of at least a majority of the shares casting votes on the matter at the meeting, or if prior to the annual meeting, BDO Seidman should decline to act or otherwise become incapable of acting, or if its employment should be otherwise discontinued by the Board, then in any such case the Board will appoint other independent auditors whose employment for any period subsequent to the 2004 annual meeting will be subject to ratification by the stockholders at the 2005 annual meeting.

A representative of BDO Seidman, LLP will be present in person at the annual meeting to make a statement if he or she desires, and to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of all votes cast on the matter at a meeting at which a quorum is present is necessary to ratify the appointment of BDO Seidman, LLP as our independent accountants.

The Board recommends that you vote FOR the ratification of BDO Seidman, LLP as independent accountants for the fiscal year ending December 31, 2004. Proxies received will be so voted unless stockholders specify otherwise in the proxy.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, our directors, officers and persons holding more than 10% of our common stock are required to file forms reporting their beneficial ownership of our common stock and subsequent changes in that ownership with the SEC. Such persons are also required to furnish us copies of the forms so filed. Based solely upon a review of copies of such forms filed with us, we believe that during 2003, our officers and directors complied with the Section 16(a) filing requirements on a timely basis, except for the delinquent filing by Thad Brown, our Chief Financial Officer, of eleven Form 4s to report the acquisition of shares of our common stock through optional cash purchases under our Dividend Reinvestment and Stock Purchase Plan.

Expenses of Proxy Solicitation

Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies, and we will reimburse such brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock. Our directors, officers and employees may solicit proxies by telephone or in person (but will receive no additional compensation for such solicitation). We will bear the expense of this proxy solicitation.

Annual Report

A copy of the annual report to stockholders of our company for the 2003 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

Stockholder Proposals for 2005 Annual Meeting

Proposals of stockholders for consideration at the 2005 annual meeting of stockholders must be received by us no later than the close of business on December 18, 2004 in order to be included in our proxy statement and proxy relating to that meeting. In addition, the proxy solicited by the Board for the 2005 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting unless we receive notice of such proposal on or before February 26, 2005.

Procedures for Recommending Director Candidates

Stockholders of our company wishing to recommend director candidates to the Nominating and Corporate Governance Committee must submit their recommendations in writing to the committee, c/o the Secretary, Anworth Mortgage Asset Corporation, 1299 Ocean Avenue, Suite 250, Santa Monica, California 90401.

The Nominating and Corporate Governance Committee will consider nominees recommended by our stockholders provided that the recommendation contains sufficient information for the Nominating and Corporate Governance Committee to assess the suitability of the candidate, including the candidate’s qualifications. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the committee receive.

When selecting directors, the Board will review and consider many factors, including those specified in the corporate governance guidelines posted on our website. It considers recommendations from many sources, including members of the Board, management and search firms. From time to time, we may hire search firms to help identify and facilitate the screening and interview process of director nominees. The Nominating and Corporate Governance Committee has full discretion in considering its nominations to the Board.

Deadline and Procedures for Submitting Nominations to the Board

A stockholder wishing to nominate a candidate for election to the Board at the next annual meeting is required to give written notice addressed to the Secretary, Anworth Mortgage Asset Corporation, 1299 Ocean Avenue, Suite 250, Santa Monica, California 90401, of his or her intention to make such a nomination. The notice of nomination must be received by our corporate secretary at the address below no later than February 26, 2005.

The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination. In addition, the notice of nomination must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under New York Stock Exchange Rule 303A.02(b), or, alternatively, a statement that the recommended candidate would not be so barred. A nomination which does not comply with the above requirements will not be considered.

Communications to the Board

All communications to the Board, the Board committees or any individual director, must be in writing and addressed to them c/o the Secretary, Anworth Mortgage Asset Corporation, 1299 Ocean Avenue, Suite 250, Santa Monica, California 90401. Communications received in writing will be forwarded to the named recipient(s).

April 26, 2004

By Order of the Board of Directors

Thad M. Brown

Secretary

ANNEX A

Anworth Mortgage Asset Corporation

Audit Committee Charter

The Board of Directors (the “Board”) of Anworth Mortgage Asset Corporation (the “Company”) has established a standing committee to be known as the Audit Committee (the “Committee”).

Purpose

The purpose of the Committee is to oversee the Company’s auditing, accounting and control functions, including primary responsibility for the financial reporting process of the Company. In particular, the Committee shall assist the Board in monitoring:

•	The integrity of the financial statements of the Company, to ensure the balance, transparency and integrity of published financial information,

•	The outside auditor’s independence and qualifications,

•	The performance of the Company’s outside auditors,

•	The compliance by the Company with legal and regulatory requirements, and

•	The effectiveness of the Company’s internal controls and risk management system.

The Committee’s responsibilities shall also include:

•	Preparing the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement, and

•	The appointment, compensation, retention, oversight and, where appropriate, replacement of the Company’s outside auditors, who are responsible to the Board and the Committee.

Authority

The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. Such authority includes but is not limited to:

•	Retaining outside counsel, accountants, outside advisors, consultants, or others to assist in the conduct of an investigation or as it determines appropriate to advise or assist in the performance of its functions.

•	Seeking any information it requires from employees or external parties. Employees and external parties will be directed to cooperate and comply with the committee’s requests.

•	Meeting with the senior financial personnel, company officers, outside auditors, or outside counsel, as necessary.

•	Establishing procedures for dealing with concerns of employees regarding accounting, internal control and auditing matters.

•	Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or accounting matters.

Composition

The Committee shall be composed of such number of directors as may be appointed by the Board, but shall have at least three members, each of whom shall meet the SEC and independence and experience requirements of the New York Stock Exchange, as determined by the Board. Specifically, each member of the Committee shall be barred from accepting any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company, and shall not be an “affiliated person” of the Company or any subsidiary of the Company, in each case other than in such member’s capacity as a member of the Board or any committee of the Board. Such members shall be outside directors who are independent of Company management and in a better position to provide the independent point of view crucial to this Committee’s effectiveness. All such members shall be financially literate and at least one shall qualify as a “financial expert” as defined under applicable SEC rules, as determined by the Board.

The Board shall appoint the members of the Committee to serve until their successors have been duly designated and one member so appointed shall be designated by the Board as the chair of the Committee.

Members of the Committee may be removed by the Board for any reason at any time. Vacancies on the Committee shall be filled by vote of the Board during its first meeting following the occurrence of such vacancy.

Meetings

The Committee shall meet at least four times a year, and may meet additionally as it deems necessary or appropriate in its judgment, either in person or telephonically, such additional meetings to be called by the chair or at least two other members of the Committee.

The Committee may adopt rules for its meetings and activities. In the absence of any such rules, Committee actions shall be governed by the Company’s bylaws and applicable law. In all cases, a quorum of the Committee shall be a majority of the persons then serving as members of the Committee. Minutes shall be regularly kept of the Committee’s proceedings, by a person appointed by the Committee to do so.

The Committee shall also meet at least quarterly with management and the Company’s outside auditors in separate executive sessions.

Responsibilities

The Committee will carry out the following responsibilities:

Financial Statements

•	Review the annual audited and quarterly financial statements and Form 10-K, including the results of the audit for each fiscal year and MD&A disclosures, with management and the outside auditor, and recommend to the Board the inclusion of the annual audited financial statements in the Company’s Annual Report on Form 10-K to be filed with the SEC.

•	Reviewing with the outside auditor and management the results of the outside auditor’s review of the quarterly financial statements, including any significant accounting or disclosure and regulatory issues, prior to issuance of earnings releases and filing quarterly reports on Form 10-Q with the SEC.

•	Oversee the periodic financial reporting process implemented by management and review the Company’s interim financial statements, annual financial statements and preliminary announcements prior to release.

•	Review management’s process for ensuring that the information contained in press announcements is consistent with published information, balanced and transparent.

•	Review from time to time (but in no event less often than annually) with the outside auditor and management, as appropriate:

•	Significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•	Major issues regarding the Company’s accounting and auditing principles and practices, including critical accounting policies, and major changes in auditing and accounting principles and practices proposed or promulgated by regulatory accounting authorities or suggested by the outside auditor, internal auditor or management;

•	Matters required to be discussed by Statement on Auditing Standards No. 61 and 90 relating to the conduct of the audit;

•	The results of the audit, which should include a review of any audit problems or difficulties encountered by the outside auditor in the course of the audit work, including any restrictions on the scope of activities or access to required personnel or information, and any disagreements with management; and

External Audit

•	Annually retain, evaluate, and, if appropriate, recommend termination of the Company’s outside auditor. The Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, oversight, and evaluation of performance of the work of the outside auditor.

•	Approve in advance all audit engagement fees and the terms of all audit services to be provided by the outside auditor. The Committee shall establish policies and procedures for the engagement of the outside auditor to provide permissible non-audit services, which shall include pre-approval of such services.

•	At least annually, obtain and review a report from the outside auditor describing any relationships between the auditor and the Company and any other relationships that may adversely affect the auditor’s independence, consider the independence of the outside auditor, and otherwise take appropriate action to satisfy itself of the independence of the auditor, including considering whether the provision of non-audit services by the outside auditor is compatible with the auditor’s independence.

•	At least annually, review the outside auditor’s proposed audit scope and approach (inclusions and exclusions), including coordination of audit effort with internal audit, to ensure the completeness of coverage and reduction of redundant efforts.

•	At least annually, obtain and review a report by the outside auditor describing its own internal quality-control procedures; any material issues raised by its most recent quality-control review or peer review; and any inquiry or investigation by governmental or professional authorities respecting any of its audits within the past five years, together with any steps taken to deal with any such issues.

•	Discuss with the external auditor the appropriateness of the Company’s accounting policies.

Internal Audit

•	Review the internal audit function of the Company, including the proposed programs for the coming year, and the coordination of such programs with the outside auditors, with particular attention to maintaining the best possible balance between independent and internal auditing resources.

•	Review progress of the internal audit program, key findings and management’s action plans to address findings.

Compliance

•	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable law and regulations.

•	Review the effectiveness of procedures for the receipt, retention, resolution and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for employees to make confidential and anonymous submissions of concern regarding questionable accounting or auditing matters. This should also include a review of management follow-up, including disciplinary action, for any actions of noncompliance.

Internal Controls

•	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Periodically review the adequacy and effectiveness of the Company’s disclosure controls and procedures and the Company’s internal controls, including any information technology security and control.

•	Evaluate overall effectiveness of the Company’s internal control and risk management frameworks and consider whether recommendations made by the auditors have been implemented by management.

Reporting

•	Regularly report to the Board about committee activities, issues and related recommendations.

•	Report annually to the stockholders, describing the committee’s composition, responsibilities, and how they were discharged, and any other information required by regulators.

Other Responsibilities

•	Assess annually the Committee’s and individual members’ performance of the duties specified in this Charter and report its findings to the Board.

•	Annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board. This Charter shall be disclosed in the Company’s proxy statement at least once every three years.

•	Hold separate private meetings with management and external auditors.

•	Establish policies for the hiring of employees and former employees of the external auditors.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan and conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

ANNEX B

ANWORTH MORTGAGE ASSET CORPORATION

2004 EQUITY COMPENSATION PLAN

1.    PURPOSE. The Plan is intended to provide incentives to key employees, officers, directors and others expected to provide significant services to the Company, including the employees, officers and directors of the other Participating Companies, to encourage a proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company and the other Participating Companies, to attract new employees with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to the Company and the other Participating Companies. In furtherance thereof, the Plan permits awards of equity-based incentives to key employees, officers and directors of, and certain other providers of services to, the Company or any other Participating Company. The Plan is an amendment and complete restatement of the Company’s 1997 Stock Option and Awards Plan, which was initially adopted on December 17, 1997 and which was thereafter amended as of February 16, 1998, April 20, 2001 and April 16, 2003.

2.    DEFINITIONS. As used in this Plan, the following definitions apply (provided that, in the case of capitalized terms used in Agreements to prior versions of the Plan, which terms have been replaced by capitalized terms defined herein, the capitalized terms in such Agreements shall, as the context so requires, have the respective meanings ascribed herein to such replacement terms):

“Act” shall mean the Securities Act of 1933, as amended.

“Agreement” shall mean a written agreement entered into between the Company and a Grantee pursuant to the Plan.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, unless otherwise provided in the Grantee’s Agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company, (iii) the commission of a felony or a crime of moral turpitude, or any crime involving the Company, (iv) fraud, misappropriation, embezzlement or material or repeated insubordination, (v) a material breach of the Grantee’s employment agreement (if any) with the Company (other than a termination of employment by the Grantee), or (vi) any illegal act detrimental to the Company; all as determined by the Committee.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Company as appointed by the Board in accordance with Section 4 of the Plan; provided, however, that the Committee shall at all times consist solely of persons who, at the time of their appointment, each qualified as a “Non-Employee Director” under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act and, to the extent that relief from the limitation of Section 162(m) of the Code is sought, as an “Outside Director” under Section 1.162-27(e)(3)(i) of the Treasury Regulations.

“Common Stock” shall mean the Company’s common stock, par value $0.01 per share, either currently existing or authorized hereafter.

“Company” shall mean Anworth Mortgage Asset Corporation, a Maryland corporation.

“DER” shall mean a right awarded under Section 11 of the Plan to receive (or have credited) the equivalent value (in cash or Shares) of dividends paid on Common Stock.

“Disability” shall mean, unless otherwise provided by the Committee in the Grantee’s Agreement, permanent and total disability within the meaning of Section 22(e)(3) of the Code, or the occurrence of an event which would entitle an employee of the Company to the payment of disability income under one of the Company’s approved long-term disability income plans or a long-term disability as determined by the Committee in its absolute discretion pursuant to any other standard as may be adopted by the Committee.

“Effective Date of the Plan” is defined in Section 3 of the Plan.

“Eligible Persons” shall mean officers, directors and employees of the Participating Companies and other persons expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to one or more of the Participating Companies. For purposes of the Plan, a consultant, vendor, customer or other provider of significant services to the Company or any other Participating Company shall be deemed to be an Eligible Person, but will be eligible to receive Grants (but in no event Incentive Stock Options), only after a finding by the Committee in its discretion that the value of the services rendered or to be rendered to the Participating Company is at least equal to the value of the Grants being awarded.

“Employee” shall mean an individual, including an officer of a Participating Company, who is employed (within the meaning of Code Section 3401 and the regulations thereunder) by the Participating Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall mean the price per Share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.

“Fair Market Value” shall mean the value of one share of Common Stock, determined as follows:

(i)	If the Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee.

(ii)	If the Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee.

(iii)	If neither (i) nor (ii) applies, such value as the Committee in its discretion may in good faith determine. Notwithstanding the foregoing, where the Shares are listed or traded, the Committee may make discretionary determinations in good faith where the Shares have not been traded for ten trading days.

“Grant” shall mean the issuance of an Incentive Stock Option, Non-qualified Stock Option, Restricted Stock, Phantom Share, DER, other equity-based grant as contemplated herein or any combination thereof as applicable to an Eligible Person. The Committee will determine the eligibility of employees, officers, directors and others expected to provide significant services to the Participating Companies based on, among other factors, the position and responsibilities of such individuals, the nature and value to the Participating Company of such individuals’ accomplishments and potential contribution to the success of the Participating Company whether directly or through its subsidiaries.

“Grantee” shall mean an Eligible Person to whom Options, Restricted Stock, Phantom Shares or DERs are granted hereunder.

“Incentive Stock Option” shall mean an Option of the type described in Section 422(b) of the Code issued to an Employee of the Company or any Participating Company which is a corporation.

“Non-qualified Stock Option” shall mean an Option not described in Section 422(b) of the Code.

“Option” shall mean any option, whether an Incentive Stock Option or a Non-qualified Stock Option, to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Agreement, a number of Shares determined by the Committee.

“Optionee” shall mean any Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Participating Companies” shall mean the Company and any of its Subsidiaries which with the consent of the Board participates in the Plan.

“Phantom Share” shall mean a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

“Phantom Share Value,” per Phantom Share, shall mean the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

“Plan” shall mean the Company’s 2004 Equity Compensation Plan, as set forth herein, and as the same may from time to time be amended.

“Predecessor Plan” means the Anworth Mortgage Asset Corporation 1997 Stock Option and Awards Plan, as amended.

“Purchase Price” shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.

“Restricted Stock” shall mean an award of Shares that are subject to restrictions hereunder.

“Retirement” shall mean, unless otherwise provided by the Committee in the Grantee’s Agreement, the Termination of Service (other than for Cause) of a Grantee:

(i)	on or after the Grantee’s attainment of age 65;

(ii)	on or after the Grantee’s attainment of age 55 with five consecutive years of service with the Participating Companies; or

(iii)	as determined by the Committee in its absolute discretion pursuant to such other standard as may be adopted by the Committee.

“Shares” shall mean shares of Common Stock of the Company, adjusted in accordance with Section 15 of the Plan (if applicable).

“Subsidiary” shall mean any corporation, partnership or other entity at least 50% of the economic interest in the equity of which is owned by the Company or by another subsidiary.

“Successors of the Optionee” shall mean the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

“Termination of Service” shall mean the time when the employee-employer relationship or directorship, or other service relationship (sufficient to constitute service as an Eligible Person), between the Grantee and the Participating Companies is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, death or Retirement; provided, however, Termination of Service shall not include a termination where there is a simultaneous reemployment of the Grantee by a Participating Company or other continuation of service (sufficient to constitute service as an Eligible Person) for a Participating Company. The Committee, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service, including, but not limited to, the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Employment. For this purpose, the service relationship shall be treated as continuing intact while the Grantee is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Committee).

3.    EFFECTIVE DATE. The effective date of this Plan shall be the date on which it is approved by the holders of the requisite percentage of shares of Common Stock, at a meeting duly called for such purpose (the “Effective Date of the Plan”).

4.    ADMINISTRATION.

a.    Membership on Committee. The Plan shall be administered by the Committee appointed by the Board. If no Committee is designated by the Board to act for those purposes, the full Board shall have the rights and responsibilities of the Committee hereunder and under the Agreements.

b.    Committee Meetings. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.

c.    Grant of Awards.

(i)    The Committee shall from time to time at its discretion select the Eligible Persons who are to be issued Grants and determine the number and type of Grants to be issued under any Agreement to an Eligible Person. In particular, the Committee shall (A) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Grants awarded hereunder (including, but not limited to the performance goals and periods applicable to the award of Grants); (B) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; and (C) determine or impose other conditions to the Grant or exercise of Options under the Plan as it may deem appropriate. The Committee may establish such rules, regulations and procedures for the administration of the Plan as it deems appropriate, determine the extent, if any, to which Options, Phantom Shares, Shares (whether or not Shares of Restricted Stock) or DERs shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder), and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. The Committee shall also cause each Option to be designated as an Incentive Stock Option or a Non-qualified Stock Option, except that no Incentive Stock Options may be granted to an Eligible Person who is not an Employee of the Company or any Participating Company which is a corporation. The Grantee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of the Plan and the Agreement. DERs will be exercisable separately or together with Options, and paid in cash or other consideration at such times and in accordance with such rules, as the Committee shall determine in its discretion. Unless expressly provided hereunder, the Committee, with respect to any Grant, may exercise its discretion hereunder at the time of the award or thereafter. The Committee shall have the right and responsibility to interpret the Plan and the interpretation and construction by the Committee of any provision of the Plan or of any Grant thereunder, including, without limitation, in the event of a dispute, shall be final and binding on all Grantees and other persons to the maximum extent permitted by law. Without limiting the generality of Section 24, no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant hereunder.

(ii)    Notwithstanding clause (i) of this Section 4(c) and except for automatic grants of Non-qualified Stock Options under Section 7(a), any award under the Plan to an Eligible Person who is a member of the Committee shall be made by the full Board, but for these purposes the directors of the Company who are on the Committee shall be required to be recused in respect of such awards and shall not be permitted to vote.

d.    Awards.

(i)    Agreements. Grants to Eligible Persons shall be evidenced by written Agreements in such form as the Committee shall from time to time determine. Such Agreements shall comply with and be subject to the terms and conditions set forth below.

(ii)    Number of Shares. Each Grant issued to an Eligible Person shall state the number of Shares to which it pertains or which otherwise underlie the Grant and shall provide for the adjustment thereof in accordance with the provisions of Section 15 hereof.

(iii)    Grants. Subject to the terms and conditions of the Plan and consistent with the Company’s intention for the Committee to exercise the greatest permissible flexibility under Rule 16b-3 under the Exchange Act in awarding Grants, the Committee shall have the power:

(1)    to determine from time to time the Grants to be issued to Eligible Persons under the Plan and to prescribe the terms and provisions (which need not be identical) of Grants issued under the Plan to such persons;

(2)    to construe and interpret the Plan and the Grants thereunder and to establish, amend and revoke the rules, regulations and procedures established for the administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any Agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Participating Companies and the Grantees;

(3)    to amend any outstanding Grant, subject to Section 17, and to accelerate or extend the vesting or exercisability of any Grant and to waive conditions or restrictions on any Grants, to the extent it shall deem appropriate; and

(4)    generally to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

5.    PARTICIPATION.

a.    Eligibility. Only Eligible Persons shall be eligible to receive Grants under the Plan.

b.    Incentive Stock Options. Incentive Stock Options may only be granted to an Eligible Person who is an Employee of the Company or a Participating Company which is a corporation.

c.    Limitation of Ownership. No Grants shall be issued under the Plan to any person who after such Grant would beneficially own more than 9.8% of the outstanding shares of Common Stock of the Company, unless the foregoing restriction is expressly and specifically waived by action of the independent directors of the Board.

d.    Stock Ownership. For purposes of Section 5(c) above, in determining stock ownership a Grantee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which any person holds an Option shall be considered to be owned by such person.

e.    Outstanding Stock. For purposes of Section 5(c) above, “outstanding shares” shall include all stock actually issued and outstanding immediately after the issue of the Grant to the Grantee. With respect to the stock ownership of any Grantee, “outstanding shares” shall include shares authorized for issue under outstanding Options held by such Grantee, but not options held by any other person.

6.    STOCK. Subject to adjustments pursuant to Section 15, Grants with respect to an aggregate of no more than 3,500,000 Shares may be granted under the Plan (all of which may be issued as Options). Subject to adjustments pursuant to Section 15, (i) the maximum number of Shares with respect to which any Options may be granted in any one calendar year to any Grantee shall not exceed 250,000, and (ii) the maximum number of Shares that may underlie Grants, other than Grants of Options, in any one calendar year to any Grantee shall not exceed 250,000. Notwithstanding the first sentence of this Section 6, (i) Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options or Phantom Shares but are later forfeited or for any other reason are not payable under the Plan; and (ii) Shares as to which an Option is granted under the Plan that remains unexercised at the expiration, forfeiture or other termination of such Option, may be the subject of the issue of further Grants. Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or previously issued Shares under the Plan. The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Agreement, or as the Committee may otherwise deem appropriate. Shares subject to DERs, other than DERs based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of this Section 6. Notwithstanding the limitations above in this Section 6, except in the case of Grants intended to qualify for relief from the limitations of Section 162(m) of the Code, there shall be no annual limit on the number of Phantom Shares or DERs that may be granted under the Plan, to the extent they are paid out in cash. If any Phantom Shares or DERs are paid out in cash, the underlying Shares may again be made the subject of Grants under the Plan, notwithstanding the first sentence of this Section 6.

7.    TERMS AND CONDITIONS OF OPTIONS.

a.    Initial and Annual Awards to Non-Employee Board Members. Each non-Employee member of the Board who is first elected or appointed as a non-Employee Board member at any time on or after the Effective Date of the Plan shall automatically be granted a Non-qualified Stock Option to purchase 10,000 shares of Common Stock upon the date such person is initially appointed to the Board, with such terms as may be set forth in the applicable Agreement. In addition, on the first business day in July in each calendar year following the Effective Date of the Plan, each non-Employee Board member then in office, shall automatically be granted a Non-qualified Stock Option to purchase 10,000 shares of Common Stock, with such terms as may be set forth in the applicable Agreement, provided that such individual has served as a non-Employee Board member for at least six (6) months. There shall be no limit on the number of such 10,000-share annual Option Grants that any one non-Employee Board member may receive over his or her period of Board service. Each Option granted to a non-Employee Board member under this Section 7(a) shall become exercisable commencing one year after the date of Grant (unless otherwise provided in the applicable Agreement) and shall expire ten years after the date of Grant. Such Options shall be subject to adjustment as provided in Section 15; provided that such adjustment and any action by the Board or the Committee with respect to the Plan and such Options satisfies the requirements for exemption under Rule 16b-3 under the Exchange Act and does not cause any member of the Committee to be disqualified as a Non-Employee Director under such Rule. Notwithstanding the foregoing, the Board may prospectively, from time to time, discontinue, reduce or increase the amount of any or all of the Grants otherwise to be made under this Section 7(a).

b.    Each Agreement with an Eligible Person shall state the Exercise Price. The Exercise Price for any Option shall not be less than the Fair Market Value on the date of Grant.

c.    Medium and Time of Payment. Except as may otherwise be provided below, the Purchase Price for each Option granted to an Eligible Person shall be payable in full in United States dollars upon the exercise of the Option. In the event the Company determines that it is required to withhold taxes as a result of the exercise of an Option, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements in accordance with Section 21. If the applicable Agreement so provides, or the Committee otherwise so permits, the Purchase Price may be paid in one or a combination of the following:

(i)    by a certified or bank cashier’s check;

(ii)    by the surrender of shares of Common Stock in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and shares of Common Stock, as long as the sum of the cash so paid and the Fair Market Value of the shares of Common Stock so surrendered equals the Purchase Price;

(iii)    subject to Section 17(e), to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (b) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

(iv)    by cancellation of indebtedness owed by the Company to the Grantee;

(v)    subject to Section 17(e), by a loan or extension of credit from the Company evidenced by a full recourse promissory note executed by the Grantee. The interest rate and other terms and conditions of such note shall be determined by the Committee (in which case the Committee may require that the Grantee pledge his or her Shares to the Company for the purpose of securing the payment of such note, and in no event shall the stock certificate(s) representing such Shares be released to the Grantee until such note shall have been paid in full); or

(vi)    by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose such limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option. Any fractional shares of Common Stock resulting from a Grantee’s election that are accepted by the Company shall in the discretion of the Committee be paid in cash.

d.    Term and Nontransferability of Grants and Options.

(i)    Each Option under this Section 7 shall state the time or times which all or part thereof becomes exercisable, subject to the following restrictions.

(ii)    No Option shall be exercisable except by the Grantee or a transferee permitted hereunder.

(iii)    No Option shall be assignable or transferable, except by will or the laws of descent and distribution of the state wherein the Grantee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code and (iii) is otherwise appropriate and desirable.

(iv)    No Option shall be exercisable until such time as set forth in the applicable Agreement (but in no event after the expiration of such Grant).

(v)    The Committee may not modify, extend or renew any Option granted to any Eligible Person unless such modification, extension or renewal shall satisfy any and all applicable requirements of Rule 16b-3 under the Exchange Act. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

e.    Termination of Service, Except by Death, Retirement or Disability. Unless otherwise provided in the applicable Agreement, upon any Termination of Service for any reason other than his or her death, Retirement or Disability, an Optionee shall have the right, subject to the restrictions of Section 4(c) above, to exercise his or her Option at any time within three months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Agreement and had not previously been exercised; provided, however, that, unless otherwise provided in the applicable Agreement, if there occurs a Termination of Service by a Participating Company for Cause or a Termination of Service by the Optionee (other than on account of death, Retirement or Disability), any Option not exercised in full prior to such termination shall be canceled.

f.    Death of Optionee. Unless otherwise provided in the applicable Agreement, if the Optionee of an Option dies while an Eligible Person or within three months after any Termination of Service other than for Cause or a Termination of Service by the Optionee (other than on account of death, Retirement or Disability), and has not fully exercised the Option, then the Option may be exercised in full, subject to the restrictions of Section 4(c) above, at anytime within 12 months after the Optionee’s death, by the Successor of the Optionee, but only to the extent that, at the date of death, the Optionee’s right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the Agreement and had not previously been exercised.

g.    Disability or Retirement of Optionee. Unless otherwise provided in the Agreement, upon any Termination of Service for reason of his or her Disability or Retirement, an Optionee shall have the right, subject to the restrictions of Section 4(c) above, to exercise the Option at any time within 12 months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Agreement and had not previously been exercised.

h.    Repurchase Rights. The Committee shall have the discretion to grant Options which are exercisable for unvested Shares. Should a Termination of Service occur with respect to the Optionee while the Optionee (or any permitted transferee of the Option) holds unvested Shares, the Company shall have the right to repurchase, at the Exercise Price paid per share, any or all of those unvested Shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise in the appropriate vesting schedule for the purchased Shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.

i.    Rights as a Stockholder. An Optionee, a Successor of the Optionee, or the holder of a DER shall have no rights as a stockholder with respect to any Shares covered by his or her Grant until, in the case of an Optionee, the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 15.

j.    Modification, Extension and Renewal of Option. Within the limitations of the Plan, and only with respect to Options granted to Eligible Persons, the Committee may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor (but not including repricings, in the absence of stockholder approval). The Committee may modify, extend or renew any Option granted to any Eligible Person, unless such modification, extension or renewal would not satisfy any applicable requirements of Rule 16b-3 under the Exchange Act. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

k.    Stock Appreciation Rights. The Committee, in its discretion, may also permit the Optionee to elect to exercise an Option by receiving Shares, cash or a combination thereof, in the discretion of the Committee, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Purchase Price, as determined as of the day the Option is exercised.

l.    Deferral. The Committee may establish a program under which Optionees will have Phantom Shares subject to Section 10 credited upon their exercise of Options, rather than receiving Shares at that time.

m.    Other Provisions. The Agreement authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option) as the Committee shall deem advisable.

8.    SPECIAL RULES FOR INCENTIVE STOCK OPTIONS.

a.    In the case of Incentive Stock Options granted hereunder, the aggregate Fair Market Value (determined as of the date of the Grant thereof) of the Shares with respect to which Incentive Stock Options become exercisable by any Optionee for the first time during any calendar year (under the Plan and all other plans maintained by the Participating Companies, their parent or Subsidiaries) shall not exceed $100,000. To the extent that any option governed by this Plan does not qualify as an Incentive Stock Option, by reason of the dollar limitation described in the preceding sentence or for any other reason, such option shall be exercisable as a Non-qualified Stock Option under the federal tax law.

b.    In the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), the Exercise Price with respect to an Incentive Stock Option shall not be less than 110% of the Fair Market Value of a Share on the day the Option is granted and the term of an Incentive Stock Option shall be no more than five years from the date of grant.

c.    If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Sections 421 and 422 of the Code by an Optionee within either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Sections 421 and 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company thereupon has a tax-withholding obligation, shall pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition.

9.    PROVISIONS APPLICABLE TO RESTRICTED STOCK.

a.    Vesting Periods. In connection with the grant of Restricted Stock, whether or not Performance Goals apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 9, the applicable Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

b.    Grant of Restricted Stock. Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Agreement: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions to the grant of Restricted Stock under the Plan as it may deem appropriate.

c.    Certificates.

(i)    Each Grantee of Restricted Stock shall be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the

Grantee. Without limiting the generality of Section 6, in addition to any legend that might otherwise be required by the Board or the Company’s charter, bylaws or other applicable documents, the certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the applicable Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Grant, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE ANWORTH MORTGAGE ASSET CORPORATION 2004 EQUITY COMPENSATION PLAN, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND ANWORTH MORTGAGE ASSET CORPORATION. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF ANWORTH MORTGAGE ASSET CORPORATION AT 1299 OCEAN AVENUE, SUITE 250, SANTA MONICA, CALIFORNIA 90401.

(ii)    The Committee shall require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions hereunder shall have lapsed and that, as a condition of any grant of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Grant. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 9(d).

d.    Restrictions and Conditions. Unless otherwise provided by the Committee, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i)    Subject to the provisions of the Plan and the applicable Agreement, during a period commencing with the date of such Grant and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the applicable Agreement and clauses (iii) and (iv) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

(ii)    Except as provided in the foregoing clause (i), below in this clause (ii), or in Section 15, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares; provided, however, that cash dividends on such Shares shall, unless otherwise provided by the Committee in the applicable Agreement, be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over to the Grantee as soon as practicable after such period lapses (if not forfeited). Certificates for Shares (not subject to restrictions hereunder) shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture lapses without forfeiture in respect of such Shares of Restricted Stock.

(iii)    Termination of Service, Except by Death, Retirement or Disability. Unless otherwise provided in the applicable Agreement, if the Grantee has a Termination of Service by the Company for any reason, or by the Grantee for any reason other than his or her death, Retirement or Disability, during the applicable period of forfeiture, then (A) all Shares of Restricted Stock still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount of cash consideration, if any, paid by the Grantee for such forfeited Restricted Stock as contemplated by Section 9(b), and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

(iv)    Death, Disability or Retirement of Grantee. Unless otherwise provided in the applicable Agreement, in the event the Grantee has a Termination of Service on account of his or her death, Disability or Retirement during the applicable period of forfeiture, then restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee.

10.    PROVISIONS APPLICABLE TO PHANTOM SHARES.

a.    Grant of Phantom Shares. Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Agreement: (i) authorize the Granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

b.    Term. The Committee may provide in an Agreement that any particular Phantom Share shall expire at the end of a specified term.

c.    Vesting.

(i)    Subject to the provisions of the applicable Agreement and Section 10(c)(ii), Phantom Shares shall vest as provided in the applicable Agreement.

(ii)    Unless otherwise determined by the Committee at the time of Grant, the Phantom Shares granted pursuant to the Plan shall be subject to the following vesting conditions:

(1)    Termination of Service for Cause. Unless otherwise provided in the applicable Agreement and subject to clause (2) below, if the Grantee has a Termination of Service for Cause, all of the Grantee’s Phantom Shares (whether or not such Phantom Shares are otherwise vested) shall thereupon, and with no further action, be forfeited by the Grantee and cease to be outstanding, and no payments shall be made with respect to such forfeited Phantom Shares.

(2)    Termination of Service for Death, Disability or Retirement of Grantee or by the Company for Any Reason Other than Cause. Unless otherwise provided in the applicable Agreement, in the event the Grantee has a Termination of Service on account of his or her death, Disability or Retirement, or the Grantee has a Termination of Service by the Company for any reason other than Cause, all outstanding Phantom Shares granted to such Grantee shall become immediately vested.

(3)    Except as contemplated above in Sections 10(c)(ii)(l) and (2), in the event that a Grantee has a Termination of Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding, and the Grantee’s vested Phantom Shares shall be settled as set forth in Section 10(d).

d.    Settlement of Phantom Shares.

(i)    Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided, however, that, the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that a Phantom Share may be settled (A) in cash at the applicable Phantom Share Value, (B) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (C) in cash or by transfer of Shares as elected by the Company.

(ii)    Each Phantom Share shall be settled with a single-sum payment by the Company; provided, however, that, with respect to Phantom Shares of a Grantee which have a common Settlement Date (as defined below), the Committee may permit the Grantee to elect in accordance with procedures established by the Committee to receive installment payments over a period not to exceed ten years.

(iii)    (1) The settlement date with respect to a Grantee is the first day of the month to follow the Grantee’s Termination of Service (“Settlement Date”); provided, however, that a Grantee may elect, in accordance with procedures to be adopted by the Committee, that such Settlement Date will be deferred as elected by the Grantee to a time permitted by the Committee under procedures to be established by the Committee. Unless otherwise determined by the Committee, elections under this

Section 10(d)(iii)(1) must be made at least six months before, and in the calendar year prior to the calendar year in which, the Settlement Date would occur in the absence of such election.

(2)    Notwithstanding Section 10(d)(iii)(1), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

(3)    Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 10(d)(iii), is the date of the Grantee’s death.

(iv)    Notwithstanding any other provision of the Plan, a Grantee may receive any amounts to be paid in installments as provided in Section 10(d)(ii) or deferred by the Grantee as provided in Section 10(d)(iii) in the event of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency,” as determined by the Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or “dependent,” as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(1) through reimbursement or compensation by insurance or otherwise;

(2) by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

(3) by future cessation of the making of additional deferrals under Section 10(d)(ii) and (iii).

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

e.    Other Phantom Share Provisions.

(i)    Rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(ii)    A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 10(d)(iii) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(iii)    The Committee may establish a program under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by the foregoing provisions of this Section 10. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(iv)    Notwithstanding any other provision of this Section 10, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

(v)    No Phantom Share shall give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 11, no provision of the Plan shall be interpreted to confer upon any Grantee of a Phantom Share any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

f.    Claims Procedures.

(i)    The Grantee, or his beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

(1)    approve the claim and take appropriate steps for satisfaction of the claim; or

(2)    if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him or her a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any Rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 10(f) as the provision setting forth the claims procedure under the Plan.

(ii)    The claimant may request a review of any denial of his or her claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

11.    PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

a.    Grant of DERs. Subject to the other terms of the Plan (including, without limitation, Section 7(a)), the Committee may, in its discretion as reflected by the terms of the Agreements, authorize the granting of DERs to Eligible Persons based on the dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date a Grant is issued, and the date such Grant is exercised, vests or expires, as determined by the Committee. Such DERs shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. With respect to DERs granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such DERs shall be payable regardless of whether such Option is exercised. If a DER is granted in respect of another Grant hereunder, then, unless otherwise stated in the Agreement, or, in the appropriate case, as determined by the Committee, in no event shall the DER be in effect for a period beyond the time during which the applicable related portion of the underlying Grant has been exercised or otherwise settled, or has expired, been forfeited or otherwise lapsed, as applicable.

b.    Certain Terms.

(i)    The term of a DER shall be set by the Committee in its discretion.

(ii)    Payment of the amount determined in accordance with Section 11(a) shall be in cash, in Common Stock or a combination of the both, as determined by the Committee at the time of grant.

c.    Other Types of DERs. The Committee may establish a program under which DERs of a type whether or not described in the foregoing provisions of this Section 11 may be granted to Eligible Persons. For example, without limitation, the Committee may grant a DER in respect of each Share subject to an Option or with respect to a Phantom Share, which right would consist of the right (subject to Section 11(d)) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

d.    Deferral.

(i)    The Committee may establish a program under which Grantees (i) will have Phantom Shares credited, subject to the terms of Sections 10(d) and 10(e) as though directly applicable with respect thereto, upon the granting of DERs, or (ii) will have payments with respect to DERs deferred.

(ii)    The Committee may establish a program under which distributions with respect to DERs may be deferred. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

12.    OTHER STOCK-BASED AWARDS. The Board shall have the right to issue other Grants based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares based upon certain conditions, and the grant of securities convertible into Common Stock.

13.    PERFORMANCE GOALS. The Committee, in its discretion, shall in the case of Grants (including, in particular, Grants other than Options) intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code (“Performance-Based Grants”) (i) establish one or more performance goals (“Performance Goals”) as a precondition to the issue of Grants, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Grants to those Grantees (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals shall be based upon the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full. The Performance Goals shall be established in a timely fashion such that they are considered preestablished for purposes of the rules governing performance-based compensation under Section 162(m) of the Code. Prior to the award of Restricted Stock hereunder, the Committee shall have certified that any applicable Performance Goals, and other material terms of the Grant, have been satisfied. Performance Goals which do not satisfy the foregoing provisions of this Section 13 may be established by the Committee with respect to Grants not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code.

14.    TERM OF PLAN. Grants may be granted pursuant to the Plan until the expiration of ten years from the Effective Date of the Plan.

15.    RECAPITALIZATION AND CHANGES OF CONTROL.

a.    Subject to any required action by stockholders and to the specific provisions of Section 16, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Grants, then:

(1)    the Committee may, in its discretion, make appropriate adjustments to: (a) the maximum aggregate number of Shares which may be made subject to Options and DERs under the Plan, (b) the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the

Plan, (c) the maximum aggregate number of Phantom Shares and other Grants which may be granted under the Plan, (d) the maximum number of Shares with respect to which Options may be granted to any Grantee in any one calendar year and (e) the maximum number of Shares that may underlie Grants, other than Grants of Options, in any calendar one year to any Grantee; and

(2)    the Committee shall take any such action as in its discretion shall be necessary to maintain each Grantees’ rights hereunder (including under their applicable Agreements) so that they are, in their respective Options, Phantom Shares and DERs, substantially proportionate to the rights existing in such Options, Phantom Shares and DERs prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and DERs (and other Grants under Section 12) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and DERs (and other Grants under Section 12, as applicable, (C) the Exercise Price, Purchase Price and Phantom Share Value, and (D) performance-based criteria established in connection with Grants (to the extent consistent with Section 162(m) of the Code, as applicable); provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 15(a) had the event related to the Company.

To the extent that such action shall include an increase or decrease in the number of Shares subject to all outstanding Grants, the number of Shares available under Section 6 above shall be increased or decreased, as the case may be, proportionately.

b.    Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock pursuant to this Section 15 shall be subject to the restrictions and requirements imposed by Section 9, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 9(c)(i).

c.    If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 9(d) may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 9(c)(ii), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 9(d), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 9(c)(i).

d.    The judgment of the Committee with respect to any matter referred to in this Section 15 shall be conclusive and binding upon each Grantee without the need for any amendment to the Plan.

e.    Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, the rights under any outstanding Grant shall pertain and apply to the securities to which a holder of the number of Shares subject to the Grant would have been entitled. In the event of a merger or consolidation in which the Company is not the surviving corporation, the date of exercisability of each outstanding Option and settling of each Phantom Share or, as applicable, other Grant under Section 12, shall be accelerated to a date prior to such merger or consolidation, unless the agreement of merger or consolidation provides for the assumption of the Grant by the successor to the Company.

f.    To the extent that the foregoing adjustment related to securities of the Company, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

g.    Except as expressly provided in this Section 15, a Grantee shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to a Grant or the Exercise Price of Shares subject to an Option.

h.    Grants made pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

i.    Upon the occurrence of a Change of Control:

(i)    The Committee as constituted immediately before the Change of Control may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change of Control (including, without limitation, the substitution of stock other than stock of the Company as the stock optioned hereunder, the lapse of restrictions on Shares of Restricted Stock and the acceleration of the exercisability of the Options and settling of each Phantom Share or, as applicable, other Grant under Section 12), provided that the Committee determines that such adjustments do not have a substantial adverse economic impact on the Grantee as determined at the time of the adjustments.

(ii)    Unless otherwise determined by the Committee, all restrictions and conditions on each DER shall automatically lapse and all Grants of DERs under the Plan shall be deemed fully vested.

(iii)    Notwithstanding the provisions of Section 10, the Settlement Date for Phantom Shares shall be the date of such Change of Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change of Control, unless otherwise determined by the Committee or such Grantee elects otherwise in accordance with procedures established by the Committee.

j.    “Change of Control” shall mean the occurrence of any one of the following events:

(i)    any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act(other than the Company, any of its affiliates or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its affiliates and, with respect to any particular Eligible Employee, other than such Eligible Employee) together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“voting securities”) or (B) the number of then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

(ii)    persons who, as of the Effective Date of the Plan, constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a member of the Board subsequent to the Effective Date of the Plan whose election or nomination for election was approved and/or ratified by a vote of at least a majority of the Incumbent Directors shall, for purposes of the Plan, be considered an Incumbent Director; or

(iii)    there shall occur (A) any consolidation or merger of the Company or any Subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (other than to a person or related group of persons that immediately prior to such transaction, directly or indirectly controlled, was controlled by, or was under common control with, the Company) or (C) any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other voting securities outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 30% or more of the Shares then outstanding or (y) the proportionate voting power represented by the voting securities beneficially owned by any person to 30% or more of the combined voting power of all then outstanding voting securities; provided, however, that, if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred for purposes of this subsection (j).

16.    EFFECT OF CERTAIN TRANSACTIONS. In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, consolidation, reorganization or other business combination in which the Company is acquired by another entity or in which the Company is not the surviving entity, or (iii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, the Plan and the Grants issued hereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of Grants theretofore granted, or the substitution for such Grants of new Grants, by the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 15. In the event of such termination, all outstanding Options and Grants shall be exercisable in full for at least fifteen days prior to the date of such termination whether or not otherwise exercisable during such period.

17.    SECURITIES LAW REQUIREMENTS.

a.    Legality of Issuance. The issuance of any Shares pursuant to Grants under the Plan and the issuance of any Grant shall be contingent upon the following:

(i)    the obligation of the Company to sell Shares with respect to Grants issued under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee;

(ii)    the Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to stock options; and

(iii)    each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof) or DERs (or issuance of Shares in respect thereof), or other Grant under Section 12 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, DERs, other Grants or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Grant made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

b.    Restrictions on Transfer. Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Grantee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 17 shall be conclusive and binding on all persons. Without limiting the generality of Section 6, stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear a restrictive legend, substantially in the following form, and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

c.    Registration or Qualification of Securities. The Company may, but shall not be obligated to, register or qualify the issuance of Grants and/or the sale of Shares under the Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Grants or the sale of Shares under the Plan to comply with any law.

d.    Exchange of Certificates. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

e.    Certain Loans. Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

18.    AMENDMENT OF THE PLAN. The Board may from time to time, with respect to any Shares at the time not subject to Grants, suspend or discontinue the Plan or revise or amend it in any respect whatsoever. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Grantee with respect to Grants previously granted unless such amendments are in connection with compliance with applicable laws; provided, however, that the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement of applicable law or regulation, or of any applicable exchange or similar rule, unless and until the approval of the holders of such Common Stock is obtained.

19.    PREDECESSOR PLAN.

a.    The Plan shall serve as the successor to the Predecessor Plan, and no further option grants, direct stock issuances or other awards shall be made under the Predecessor Plan after the Effective Date of the Plan. Each option to purchase a share of Common Stock outstanding under the Predecessor Plan on the Effective Date of the Plan shall be converted into an option to purchase one (1) share of Common Stock under the Plan and shall be incorporated into the Plan at that time and shall be treated as an outstanding option under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option under the Predecessor Plan, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

b.    One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Section 15 relating to Changes of Control, may, in the Committee’s discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions; provided, however, that no such provision of the Plan shall be extended to an option incorporated from the Predecessor Plan to the extent such action would (i) cause any Incentive Stock Option outstanding under the Predecessor Plan to cease to qualify as an Incentive Stock Option for federal income tax purposes, or (ii) result in a charge to the Company’s earnings for financial reporting purposes.

20.    APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option, the sale of Restricted Stock or in connection with other Grants under the Plan will be used for general corporate purposes.

21.    TAX WITHHOLDING. Each Grantee shall, no later than the date as of which the value of any Grant first becomes includable in the gross income of the Grantee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income. The Committee may, in its discretion, permit a Grantee to elect to have such tax withholding satisfied, in whole or in part, by (i) authorizing the Company to withhold a number of Shares to be issued pursuant to a Grant equal to the Fair Market Value as of the date withholding is effected that would satisfy the minimum withholding amount due under applicable law, (ii) transferring to the Company Shares owned by the Grantee with a Fair Market Value equal to the amount of the required withholding tax (provided that such Shares have been held for the requisite period necessary to avoid adverse accounting consequences to the Company), or (iii) in the case of a Grantee who is an Employee of the Company at the time such withholding is effected, by withholding from the Grantee’s cash compensation. Notwithstanding anything contained in the Plan to the contrary, the Grantee’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise by provided hereunder to provide Shares to the Grantee, and the failure of the Grantee to satisfy such requirements with respect to a Grant shall cause such Grant to be forfeited.

22.    NOTICES. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Participating Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 22.

23.    RIGHTS TO EMPLOYMENT OR OTHER SERVICE. Nothing in the Plan or in any Grant issued pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Participating Company (if applicable) or interfere in any way with the right of the Participating Company and its stockholders to terminate the individual’s employment or other service at any time.

24.    EXCULPATION AND INDEMNIFICATION. To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

25.    NO FUND CREATED. Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 25 any accounts established to facilitate the implementation of Section 10(d)(iii)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company (or a Participating Company) may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company (or, if applicable, a Participating Company) under the Plan are unsecured and constitute a mere promise by the Company (or, if applicable, a Participating Company) to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company (or, if applicable, a Participating Company), such right shall be no greater than the right of a general unsecured creditor of the Company (or, if applicable, a Participating Company). Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

26.    NO FIDUCIARY RELATIONSHIP. Nothing contained in the Plan (including without limitation Section 10(e)(iii)), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Participating Companies, or their officers or the Committee, on the one hand, and the Grantee, the Company, the Participating Companies or any other person or entity, on the other.

27.    CAPTIONS. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

28.    GOVERNING LAW. THE PLAN SHALL BE GOVERNED BY THE LAWS OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

29.    EXECUTION. The Company has caused the Plan to be executed in the name and on behalf of the Company by an officer of the Company thereunto duly authorized as of this              day of             , 2004.

ANWORTH MORTGAGE ASSET CORPORATION,

a Maryland corporation

By:
Name:
Title:

EXHIBIT A

PERFORMANCE CRITERIA

Performance-Based Grants intended to qualify as “performance based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to ten years, as determined by the Committee. Performance Criteria may be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:

i.)	pre-tax income,

ii.)	after-tax income,

iii.)	net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis),

iv.)	operating income,

v.)	cash flow,

vi.)	earnings per share,

vii.)	return on equity,

viii.)	return on invested capital or assets,

ix.)	cash and/or funds available for distribution,

x.)	appreciation in the fair market value of the Common Stock,

xi.)	return on investment,

xii.)	total return to stockholders (meaning the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period),

xiii.)	net earnings growth,

xiv.)	stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),

xv.)	related return and expense ratios,

xvi.)	increase in revenues,

xvii.)	the Company’s published ranking against its peer group of real estate investment trusts based on total stockholder return,

xviii.)	net earnings,

xix.)	changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock,

xx.)	number of securities sold,

xxi.)	earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period,

xxii.)	total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period), and

(xxiii.)	increases in book value or paid in capital per share.

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to stockholders.

To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the performance goals, for each fiscal year of the Company, the Committee may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

ANWORTH MORTGAGE ASSET CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 27, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lloyd McAdams and Thad M. Brown, or either of them, each with full power of substitution, as proxies of the undersigned to attend the Annual Meeting of Stockholders of Anworth Mortgage Asset Corporation, to be held on Thursday, May 27, 2004 at 10:00 a.m. Pacific Time, and at any adjournment or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated below.

1.    To elect directors to hold office until the 2005 annual meeting of stockholders or until their successors are elected.

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary below)		to vote for all the nominees listed below

Lloyd McAdams

Lee A. Ault

Joseph E. Davis

Charles H. Black

Joseph E. McAdams

Charles F. Smith

INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE THAT NOMINEE’S NAME FROM THE LIST ABOVE.

2.    To approve the amendment and restatement of our 1997 Stock Option and Awards Plan by replacing it with the 2004 Equity Compensation Plan.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

3.    To ratify the appointment of BDO Seidman LLP as independent accountants and auditors for the year ending December 31, 2004.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

4.    In their discretion upon any and all such matters as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR each of proposals listed above.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF (A) NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 27, 2004, (B) THE ACCOMPANYING PROXY STATEMENT, AND (C) THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE SIX NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS LISTED ABOVE AND FOR PROPOSALS 2 AND 3.

(Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

, 2003

Date

Signature

Signature, if held jointly

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN

THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE

IF MAILED WITHIN THE UNITED STATES